UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Platform Specialty Products Corporation
(Name of Registrant as Specified In Its Charter)

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1450 Centrepark Boulevard, Suite 210 West Palm Beach, Florida 33401

April 14, 2017

Re: Annual Meeting of Stockholders
Dear Fellow Stockholders:
I am pleased to invite you to join us for the Platform Specialty Products Corporation 2017 annual meeting of stockholders (the "2017 Annual Meeting") to be held on June 5, 2017, at 11:00 a.m. (Eastern Time) at the Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139. Details about the 2017 Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the 2017 Annual Meeting are presented in the Notice of Annual Meeting of Stockholders and the proxy statement that follow (the "Proxy Statement").
It is important that your shares be represented at the 2017 Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Important Notice Regarding the Availability of Proxy Materials (the "Notice of Internet Availability") which you received for the meeting or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card (the "Proxy Card"), or by Internet or telephone voting as described in the Proxy Statement. Alternatively, you are, of course, welcome to join us in Miami on June 5 and cast your vote at the meeting in person.
On behalf of the Board of Directors and management of Platform Specialty Products Corporation, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Rakesh Sachdev
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting to be held on June 5, 2017: this Proxy Statement, our annual report to stockholders for the fiscal year ended December 31, 2016 (the “2016 Annual Report”) and the accompanying Proxy Card are available electronically at www.proxyvote.com.

1450 Centrepark Boulevard, Suite 210 West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	June 5, 2017 at 11:00 a.m. (Eastern Time)

Place:	Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139

Items of Business:	1.	Election of seven directors specifically named in this Proxy Statement, each for a term of one year or until his successor is duly elected and qualified;
	2.	Approval, on an advisory basis, of the compensation paid by Platform Specialty Products Corporation to its named executive officers ("say-on-pay" vote);
	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Platform Specialty Products Corporation for 2017; and
	4.	Transaction of any other business as may properly come before the 2017 Annual Meeting, or any adjournments or postponements thereof.

Record Date:
You are entitled to vote at the 2017 Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record of Platform Specialty Products Corporation at the close of business on April 10, 2017.

Website:
You may read this Proxy Statement and our 2016 Annual Report on our website at www.platformspecialtyproducts.com. Except as stated otherwise, information on our website is not part of this Proxy Statement.

Date of Mailing:	The Notice of Internet Availability is being mailed on or about April 14, 2017. This Proxy Statement and the Proxy Card will be available on the Internet on or about April 14, 2017.

By Order of the Board of Directors

John E. Capps
Executive Vice President, General Counsel and Secretary
YOUR VOTE IS IMPORTANT
Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or for any other matter that is not deemed “routine.” Therefore, whether or not you plan to attend the 2017 Annual Meeting, please provide your proxy by following the instructions on the Notice of Internet Availability or Proxy Card. We are pleased once again to take advantage of the Securities and Exchange Commission (the "SEC") rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe this process helps to expedite stockholders' receipt of proxy materials, lower the costs of stockholders meetings and conserve natural resources. On or about April 14, 2017, we mailed to our stockholders the Notice of Internet Availability containing instructions on how to access this Proxy Statement and our 2016 Annual Report and how to vote. The Notice of Internet Availability also included instructions on how to receive a paper copy of the proxy materials, including the meeting notice, this Proxy Statement and the Proxy Card. If you received this Proxy Statement and our 2016 Annual Report in the mail, please submit your proxy by following the instructions on the Proxy Card.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should review and consider. Please read the entire Proxy Statement with care before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	June 5, 2017 at 11:00 a.m. (Eastern Time)
Place:	Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139
Record Date:	April 10, 2017
Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Admission:	Identity card and proof of share ownership is required. All stockholders of record are invited to attend the 2017 Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter/Proposal	Board Vote Recommendation	Page Reference (for more details)
Election of seven directors named in this Proxy Statement	FOR each Director Nominee	8
Advisory vote to approve Named Executive Officers compensation	FOR	66
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017	FOR	67
Transaction of other business that may properly come before the 2017 Annual Meeting	—	—

EXECUTIVE COMPENSATION HIGHLIGHTS
Our Management Incentive Plan Aligns Pay with Performance
Our long-term equity and compensation plan, developed by our Compensation Committee in conjunction with Hay Group, a global management consulting firm, and approved by our Board of Directors in March 2016, is designed to align the interests of our executives with those of our stockholders by linking their compensation to the achievement of financial and operational performance metrics that build stockholder value.
Our annual cash bonus plan (the “Annual Bonus Plan”) provides awards based on (i) adjusted EBITDA, organic sales growth and working capital improvements, and (ii) individual objectives relating to leadership, succession planning and people development.
Our equity-based long-term incentive program (the “LTI Program”) aligns the interests of executives with those of stockholders by rewarding the achievement of pre-established financial metrics over multi-year performance periods, and therefore long-term stockholder value. Equity awards granted under the LTI Program (the "LTI Awards") consist of performance-based restricted stock unit ("PRSU"), time-based restricted stock unit ("RSU") and non-qualified stock option ("SOP") awards. All LTI Awards are granted pursuant to the Platform Specialty Products Corporation Amended

i

and Restated 2013 Incentive Compensation Plan (the "2013 Plan"), which was approved by the Company's stockholders in June 2014 and is applicable to all employees. LTI Awards are typically made in the first quarter of the fiscal year in connection with other annual compensation decisions. LTI Awards may also be given from time to time during the year in connection with hiring decisions and recognition of exemplary achievement, promotions or other compensation adjustments.
Please refer to the Compensation Discussion & Analysis under IV. EXECUTIVE COMPENSATION, beginning on page 27 of this Proxy Statement, for further information about our pay for performance philosophy.
Principal Elements of Executive Compensation

Type	Form	Attributes
Cash	Base salary	Market-based
	Annual bonus	Performance-based
Equity	Performance-based restricted stock units (PRSUs)	Three-year performance period with two quantitative performance measures
	Time-based restricted stock units (RSUs)	Three-year cliff vesting conditioned on continued employment
	Stock Options (SOPs)	Vest 1/3 per year while employed
Retirement	401(k) plan	Elective company match contributions and share investment alternatives
Other Key Compensation Program Features

•
Mix of base salary, annual incentive compensation and long-term incentive compensation benchmarked against a Peer Group (as defined under "IV- EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Market Benchmarking" below) that reflects the Company's business and industry

•	Pay-for-performance philosophy

•	Annual compensation risk assessment

•	Stock ownership requirement

•	Annual and long-term incentive compensation metrics

•
Change in control agreements maintaining best practice features (e.g., no liberal definition of change in control; no termination payments or benefits without involuntary job loss or substantial diminution of duties; no cash termination payments in excess of 2.99 times base salary and annual cash target bonus; or no tax gross-ups)

•	Limited perquisites

BOARD AND GOVERNANCE HIGHLIGHTS
We have adopted many leading governance practices that establishes strong independent leadership in our boardroom. The following facts outline certain of our corporate governance policies. For a comprehensive discussion of our corporate governance policies, see “II. CORPORATE GOVERNANCE” in this Proxy Statement.

•	Our Board consists entirely of independent directors, other than our Chairman and our Chief Executive Officer ("CEO");

•	Our Board is elected annually;

ii

•	Our Board is elected via a majority voting standard in uncontested elections;

•	Our Board is diverse, bringing an appropriate balance of skills, professional experience and perspectives;

•	Non-executive Chairman;

•	We require our executives and directors to meet stock retention guidelines; and

•	We do not permit short sales or hedging of our stock by our employees, officers or directors.

iii

1450 Centrepark Boulevard, Suite 210 West Palm Beach, Florida 33401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2017
The Board of Directors (the "Board of Directors" or the "Board") of Platform Specialty Products Corporation, a Delaware corporation ("Platform," the "Company," "our," "we" or "us") is soliciting your proxy to vote at the 2017 Annual Meeting to be held on June 5, 2017, at 11:00 a.m. (Eastern Time), or at any adjournments or postponements thereof, at the Hilton Bentley Miami/South Beach, 101 Ocean Drive, Miami Beach, Florida 33139. This Proxy Statement contains information about the matters to be voted on at the 2017 Annual Meeting and the voting process, as well as information about our directors and certain executive officers. The proxy materials are being distributed and/or made available to stockholders on or about April 14, 2017.
INFORMATION ABOUT VOTING
Q:     Why am I receiving these materials?

A:
We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the solicitation, by the Board of Directors, of proxies to be voted at the 2017 Annual Meeting, or at any adjournments or postponements thereof. You are receiving these materials because you were a Platform stockholder as of the close of business on April 10, 2017, the Record Date. These materials provide notice of the 2017 Annual Meeting, describe the proposals presented for stockholder action and include information required to be disclosed to stockholders.

Q:     What is included in these materials?
A:    The proxy materials include:
•this Proxy Statement; and
•our 2016 Annual Report.
If you requested printed versions by mail, these materials also include a Proxy Card or voting instruction form for the 2017 Annual Meeting.

Q:	Did the Company utilize the notice and access proxy rules for delivery of the voting materials this year?

A:
Yes. Under the SEC rules, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about April 14, 2017, we mailed to each of our stockholders a "Notice of Internet Availability of Proxy Materials," containing instructions on how to access our proxy materials, including this Proxy Statement and our 2016 Annual Report, and made those documents available online. The Notice of Internet Availability also instructs you on how to access your voting instruction card to vote. This process is designed to expedite stockholders’ receipt of proxy materials, lower the costs of the 2017 Annual Meeting and conserve natural resources. If you prefer to receive printed proxy materials and a Proxy Card, please follow the instructions included in the Notice of Internet Availability.

Q:        How do I obtain electronic access to the proxy materials?

A:
The Notice of Internet Availability will provide you with instructions regarding how to use the Internet to view Platform's proxy materials for the 2017 Annual Meeting. This Proxy Statement and our 2016 Annual Report are available on the website www.proxyvote.com. If you hold your shares in street name, you may be able to elect to receive future Proxy Statements and annual reports electronically. For information regarding electronic delivery you should contact your nominee. Stockholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder.

Q:    What constitutes a quorum, and why is a quorum required?

A:
We are required to have a quorum of stockholders present for all items of business to be voted at the 2017 Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of Platform's shares of common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the 2017 Annual Meeting. Proxies received but marked as abstentions, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the 2017 Annual Meeting for quorum purposes. If we do not have a quorum, then the person presiding over the 2017 Annual Meeting or the stockholders present at the 2017 Annual Meeting may, by a majority in voting power thereof, adjourn the meeting, as authorized by Platform’s amended and restated by-laws (the “Amended and Restated By-Laws”), until a quorum is present.

Q:    Who is entitled to vote at the 2017 Annual Meeting?

A:
You may vote all of the shares of common stock that you owned as of the Record Date, which is the close of business on April 10, 2017. You may cast one vote for each share of common stock held by you on the Record Date on all items of business presented at the 2017 Annual Meeting. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held for you as the beneficial owner through a nominee.
On the Record Date, Platform had 285,680,711 shares of common stock issued and outstanding.
Q:    What is the difference between a stockholder of record and a beneficial owner?

A:
Stockholder of Record: If your shares of common stock are registered directly in your name with Platform’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Platform or to vote in person at the 2017 Annual Meeting.

Beneficial Owner: If your shares of common stock are held by a nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that nominee. As the beneficial owner, you have the right to direct your nominee how to vote your shares, and you are also invited to attend the 2017 Annual Meeting.

Q:    How do I vote?
A:    Stockholder of Record: If you are a stockholder of record, there are four ways to vote:

•
In person. You may vote in person at the 2017 Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of stock ownership as of the Record Date.

•
Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. Instructions on Internet voting are provided in the Notice of Internet Availability.

•	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card and you may vote by proxy by calling the toll free number found on the Proxy Card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card and you may vote by proxy by filling out the Proxy Card and returning it in the envelope provided.

Beneficial Owners: If you are a beneficial owner of shares held in “street name,” there are four ways to vote:

•
In person. You must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the 2017 Annual Meeting. Please contact your nominee for instructions regarding how to obtain a legal proxy.

You must bring a copy of the legal proxy to the 2017 Annual Meeting and ask for a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your vote to be counted, you must submit both the copy of the legal proxy and your completed ballot.

•
Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice of Internet Availability. Instructions on Internet voting are provided in the Notice of Internet Availability. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the Proxy Card. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•
By Mail. If you request printed copies of the proxy materials by mail, you will receive a Proxy Card or a voting instruction form and you may vote by proxy by filling out the Proxy Card or voting instruction form and returning it in the envelope provided.

If you vote on the Internet or by telephone, you do not need to return your Proxy Card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m. (Eastern Time) on June 4, 2017. Even if you plan to attend the 2017 Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2017 Annual Meeting.
Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Stockholders voting via the

Internet and by telephone should understand there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Q:	What if I lose the Notice of Internet Availability or other communication from my broker, trustee or other nominee containing my control number prior to voting?

A:
If you are a stockholder of record, you may obtain another Notice of Internet Availability containing your control number by writing to Platform's Secretary at Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, or calling our Investor Relations at (501) 406-8465. If your shares of common stock are held in "street name" for you through a broker, trustee or other nominee, you must contact that broker, trustee or other nominee.

Q:    What proposals will be voted on at the 2017 Annual Meeting?

A:	There are three proposals scheduled to be voted on at the 2017 Annual Meeting:

•
Election of seven directors specifically named in this Proxy Statement, each of them for a term of one year until the 2018 annual meeting of stockholders or until their successors are elected and qualified;

•
Approval, on an advisory basis, of the compensation paid by Platform to its Named Executive Officers (as defined in "IV. EXECUTIVE COMPENSATION - Compensation Discussion and Analysis" herein), as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 27 of this Proxy Statement ("say-on-pay vote"); and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Platform for 2017.
We will also consider other proposals that properly come before the 2017 Annual Meeting in accordance with the procedures set forth in our Amended and Restated By-Laws.
Q:     What is the Board of Directors’ voting recommendation for each proposal?
A:    Platform’s Board of Directors recommends that you vote your shares:

•	"FOR" each of the nominees named in this Proxy Statement for election to the Board (Proposal 1);

•	"FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 2); and

•	"FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Proposal 3).
Q:    What happens if additional matters are presented at the meeting?

A:
Our Amended and Restated By-Laws provide that items of business may be brought before the 2017 Annual Meeting only (i) pursuant to the Notice of Annual Meeting of Stockholders (or any supplement thereto) included in this Proxy Statement, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder of Platform who was a stockholder of Platform at the time proper notice of such business is delivered to the Secretary of Platform in accordance with the procedures set forth in our Amended and Restated By-Laws. Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2017 Annual Meeting as of the date of this Proxy Statement. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2017 Annual Meeting in accordance with Delaware law and/or our Amended and Restated By-Laws.
Q:       Is my vote confidential?

A:
Yes. Platform encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Platform has designated Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to Platform or any of its officers or employees, except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you, or (iii) where Platform concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to Platform from time to time and publicly announced at the 2017 Annual Meeting.

Q:    How many votes are needed to approve each proposal?

A:	The table below sets forth, for each proposal described in this Proxy Statement, the vote required for approval of the proposal, assuming a quorum is present:

Proposal	Vote Required
Election of Directors (Proposal 1)
An uncontested election of directors requires the majority of votes cast. This means that any nominee who receives a greater number of votes "For" his election than votes "Against" such election will be elected to the Board.

Say-on-Pay (Proposal 2)	This is a non-binding advisory vote. Our Board will consider the compensation of our Named Executive Officers to have been approved if the proposal receives more votes cast "For" than "Against."
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Proposal 3)
This proposal requires the majority of votes cast. This means that if PricewaterhouseCoopers LLP receives a greater number of votes "For" its 2017 selection than votes "Against," such selection will be ratified.

Q:	If I am an employee holding shares pursuant to the Platform Specialty Products 2014 Employee Stock Purchase Plan, how will my shares be voted?

A:
Employees holding Platform's shares of common stock acquired through our employee stock purchase plan will receive an email including voting instructions or a voting instruction card from Broadridge covering all shares credited to their share account at Computershare, the plan record keeper, as of the Record Date. The email or voting instruction cards may have an earlier return date than Proxy Cards.

Q:	How do I vote my shares held through the Platform Specialty Products Corporation Employee Savings and 401(K) Plan?

A:
Employees holding Platform's shares of common stock through our 401(k) plan will be able to vote any Platform's shares included in their brokerage account as of the Record Date in accordance with the voting instructions that will be provided by Charles Schwab, the bank nominee where such brokerage accounts were opened.

Q:	What happens if I do not give specific voting instructions?

A:
Stockholder of Record. If you are a stockholder of record and you submit a signed Proxy Card or submit your proxy by telephone or the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the 2017 Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on "routine matters" but cannot vote on "non-routine matters" such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we strongly encourage you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum.

Q:	Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Proposal 3) is a matter considered "routine" under applicable rules. A broker or other nominee may generally vote on routine matters, which means that it can exercise discretion and vote your shares absent your instructions. Therefore no broker non-votes are expected to exist in connection with Proposal 3.

The election of directors (Proposal 1) and the approval on an advisory basis of the compensation of our Named Executive Officers (Proposal 2) are matters considered "non-routine" under applicable rules. A broker, bank or other nominee cannot vote without your instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2.

Q:	What is the impact of broker non-votes and abstentions on the proposals being presented at the meeting?

A:	The table below sets forth the impact of a broker non-vote and an abstention with respect to each proposal, assuming a quorum is present:

Proposal	Broker Non-Vote	Abstention
Election of Directors (Proposal 1)	No Impact	No Impact
Say-on-Pay (Proposal 2)	No Impact	No Impact
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017 (Proposal 3)	N/A	No Impact
Q:    Can I change my vote after I have delivered my Proxy Card?

A:
Yes. You may revoke your Proxy Card at any time before its exercise. You may also revoke your proxy by (i) voting in person at the 2017 Annual Meeting, (ii) delivering to Platform’s Secretary a revocation of proxy at the address indicated below, or (iii) executing a new proxy bearing a later date. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the 2017 Annual Meeting.

Secretary
Platform Specialty Products Corporation
1450 Centrepark Boulevard, Suite 210
West Palm Beach, Florida 33401
United States

Q:    Who can attend the 2017 Annual Meeting?

A:
Only stockholders and our invited guests are invited to attend the 2017 Annual Meeting. To gain admittance, you must bring a form of personal identification to the 2017 Annual Meeting, where your name will be verified against our stockholder list. If a broker, bank or other nominee holds your shares and you plan to attend the 2017 Annual Meeting, you should bring a recent brokerage statement showing the ownership of your shares as of the Record Date, a letter from such broker, bank or nominee confirming such ownership and a form of personal identification.

Q:    Am I entitled to dissenter’s rights?

A:	No. Delaware General Corporation Law does not provide for dissenter’s rights in connection with the matters being voted on at the 2017 Annual Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple Notices of Internet Availability or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares in “street name.” If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability. Please vote the shares represented by each Notice of Internet Availability or voting instruction card you receive.

Q:    What is householding?

A:
For those stockholders that have elected to continue to receive printed copies of the proxy materials, the SEC permits delivery of a single annual report to shareholders and Proxy Statement to any household at which two or more shareholders reside, whom are believed to be members of the same family. The procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and expense to the Company. We have not implemented householding with respect to our stockholders of record; however, a number of brokerage firms have instituted householding, which may impact certain beneficial owners (i.e., “street name” stockholders). If your family has multiple accounts by which a broker holds your shares of common stock in “street name,” you may have previously received a householding information notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Proxy Statement or our 2016 Annual Report, or wish to revoke your decision to household, and thereby receive multiple reports.

Q:    Where can I find voting results of the 2017 Annual Meeting?

A:
We will announce the preliminary voting results for the proposals voted upon at the 2017 Annual Meeting and publish final detailed voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2017 Annual Meeting.

Q:	Who should I call with other questions?

A:
If you need assistance voting your shares, please contact our Investor Relations at (561) 406-8465. If you have additional questions about this Proxy Statement or the 2017 Annual Meeting or would like to receive additional copies of this Proxy Statement and/or our 2016 Annual Report, please contact: Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, Attention: Investor Relations, Telephone: (561) 406-8465.

I.    PROPOSAL 1 – ELECTION OF DIRECTORS
Seven directors of Platform are to be elected to hold office for a term of one year until our 2018 annual meeting of stockholders or until their successors are elected and qualified. All of the nominees are presently directors of Platform and were elected to their present terms as directors at the 2016 annual meeting of stockholders.
According to our Amended and Restated By-Laws, a majority of the votes cast at any meeting of stockholders at which a quorum is present is required for the election of directors, except in the case of a contested election. "A majority of the votes cast" means that the number of shares voted "For" a nominee for director exceeds the votes cast "Against" such nominee. In the event of a contested election, directors shall be elected by a plurality of the votes cast (meaning that the director nominees who receive the highest number of shares voted "For" their election are elected).
Unless otherwise specified, all proxies will be voted in favor of the seven nominees listed under "Board of Directors Nominees" below for election as directors of Platform. If for any reason any of the nominees are unable to serve, or for good cause will not serve, the proxy holders named on the Proxy Card may exercise discretionary authority to vote for substitutes proposed by the Board.

Director Nominating Process and Diversity
Our Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Policies Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Policies Committee may consider advice and recommendations from others, including stockholders, as it deems appropriate. Our Amended and Restated By-Laws provide that the Board shall determine the number of directors that constitute the Board from time to time. Directors serve for terms of one year expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board is currently comprised of seven directors whose terms expires at the 2017 Annual Meeting.
Pursuant to its charter, the Nominating and Policies Committee considers the knowledge, experience, integrity and judgment of possible candidates for nomination as a member of the Board, including factors such as broad-based skills and experience; leadership; proven ability to exercise sound judgment; prominence and reputation in a candidate’s profession; global business and social perspective; concern for long-term interest of stockholders; and personal integrity. In addition, for each nominee, the Nominating and Policies Committee considers potential contribution to the diversity of backgrounds, experience and competencies which the Board desires to have represented, as well as diversity of ethnicity and gender, and the ability to devote sufficient time and effort to duties as a director. In nominating candidates for election by our stockholders, both the Board and the Nominating and Policies Committee act pursuant to the guidelines included in the Board of Directors Governance Principles and Code of Conducts (see "II. CORPORATE GOVERNANCE - Corporate Governance Guidelines" below) and the Nominating and Policies Committee’s charter. Both the Board and the Nominating and Policies Committee assess the effectiveness of corporate governance policies, including with respect to diversity of director nominees, through completion of an annual evaluation process.

Candidates Nominated by Stockholders
The Nominating and Policies Committee will also consider nominees recommended by stockholders. Pursuant to our Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Policies Committee for election at the 2018 annual meeting may do so by delivering written notice, no earlier than February 5, 2018 and no later than March 7, 2018, of such nominees’ names to Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, Attention: Secretary. Any stockholder of record or beneficial owner of common stock proposing such a nomination must (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at the 2018 annual meeting of stockholders, and (ii) comply with the applicable notice procedures set forth in our Amended and Restated By-Laws. See "IX. OTHER MATTERS - Proposals by Stockholders" below.
No candidates for director nominations were submitted by any stockholder in connection with the 2017 Annual Meeting.

Board of Directors Nominees
Upon the recommendation of the Nominating and Policies Committee, the Board of Directors has nominated each of Messrs. Martin E. Franklin, Rakesh Sachdev, Ian G.H. Ashken, Nicolas Berggruen, Michael F. Goss, Ryan Israel and E. Stanley O’Neal for re-election, each for a one-year term that will expire at our 2018 annual meeting of stockholders. Each of our directors has consented to being named in this Proxy Statement and to serve as a director if elected.
We believe that each of our directors possesses the experience, skills and qualities to fully perform his duties as a director and contribute to Platform's success. Our directors were nominated because each is of high ethical character, highly accomplished in his field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with Platform’s image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his obligations as a director. Our directors as a group complement each other, and each of their respective experiences, skills and qualities so that collectively the Board of Directors operates in an effective, collegial and responsive manner. Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appear on the following pages.
Based on information provided by each director concerning his background, employment and affiliations, the Board has determined that each of the Company's directors, other than Messrs. Franklin and Sachdev, is an “independent director” as this term is defined under the applicable rules and regulations of the SEC and the NYSE corporate governance listing standards. In evaluating such independence, the Board specifically considered, among other things, their present employment and other direct or indirect affiliations or relationships with the Company. There is no family relationship between any of the Company's officers or directors.
Set forth below are the seven nominees recommended by the Board of Directors for election this year, their principal occupation, qualifications to serve on the Board, period of service as a director of Platform, other public company directorship held in the past five years and age as of April 14, 2017. There is no arrangement or understanding pursuant to which the following nominees were selected.

Martin E. Franklin
Martin E. Franklin, our founder and a director of Platform since April 2013, has served as our Chairman since October 2013. Mr. Franklin is the Founder and CEO of Mariposa Capital LLC and Chairman and controlling shareholder of Royal Oak Enterprises, LLC. Mr. Franklin was the founder and Chairman of Jarden Corporation (“Jarden”), from 2001 until April 2016 when Jarden merged with Newell Brands Inc. ("Newell"). Mr. Franklin became Chairman and Chief Executive Officer of Jarden in 2001, and served as Chairman and Chief Executive Officer until 2011, at which time he began service as Executive Chairman. Currently, Mr. Franklin is also co-founder and co-Chairman of Nomad Foods Limited, a director of Restaurant Brands International Inc. and a director of Newell. Prior to founding Jarden in 2001, Mr. Franklin served as the Chairman and/or Chief Executive Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc., and Bollé Inc. between 1992 and 2000. In the last five years, Mr. Franklin served as a director of the following public companies: Burger King Worldwide, Inc. (until its transaction with Tim Hortons, Inc. and the creation of Restaurant Brands in December 2014) and Promotora de Informaciones, S.A. Mr. Franklin graduated from the University of Pennsylvania.

Qualifications:
CEO experience
M&A experience
International experience
Public company director experience
Committee Memberships:
None
Other Public Company Boards:
Newell Brands Inc.
Nomad Foods Limited
Restaurant Brands International Inc.
Age: 52
Director since: 2013
Chairman of the Board

Rakesh Sachdev
Rakesh Sachdev has served as Chief Executive Officer and as a director of Platform since January 2016. Prior to joining Platform, Mr. Sachdev served as President and Chief Executive Officer of Sigma-Aldrich Corporation (“Sigma-Aldrich”) beginning in 2010. Mr. Sachdev joined Sigma-Aldrich in 2008 as Chief Financial Officer and took on the additional role of Chief Administrative Officer with direct oversight of Sigma-Aldrich’s international business in 2009. He was Senior Vice President and President Asia Pacific of ArvinMeritor, Inc. (“ArvinMeritor”), a global supplier of engineered systems to the automotive industry, from 2007 to 2008. At ArvinMeritor, Mr. Sachdev also served in other leadership roles, including Interim Chief Financial Officer, Senior Vice President Strategy and Corporate Development and Vice President and General Manager of several of ArvinMeritor’s global businesses from 1999 to 2007. Prior to joining ArvinMeritor, he worked for Cummins Inc., a global manufacturer of engines and other industrial products in various leadership roles, including Chief Financial Officer for one of its largest business units, and as Managing Director of its Mexican operations. Mr. Sachdev is also a director of Regal-Beloit Corporation and Edgewell Personal Care Company, and serves on the Board of Trustees of Washington University in St. Louis. Mr. Sachdev holds a M.B.A. from Indiana University, a Masters in Mechanical Engineering from the University of Illinois and a Bachelor’s degree in Mechanical Engineering from the Indian Institute of Technology in New Delhi.
Qualifications:
Industry experience
CEO experience
CFO experience
M&A experience
Public company director experience
Committee Memberships:
None
Other Public Company Boards:
Regal-Beloit Corporation
Edgewell Personal Care Co.
Age: 61
Director since: 2016
Management

Ian G.H. Ashken
Ian G.H. Ashken has served as a director of Platform since October 2013. Mr. Ashken was the co-founder and Vice Chairman and President of Jarden from June 2014 until April 2016 when Jarden merged with Newell. In connection with the merger, Mr. Ashken joined the Newell board. Mr. Ashken also served as Jarden's Chief Financial Officer until June 2014 and as its Secretary until February 2007. Currently, Mr. Ashken is serving on the board of Nomad Foods Limited, and is a director or trustee of a number of private companies and charitable institutions. Mr. Ashken also served as the Vice Chairman and/or Chief Financial Officer of three public companies: Benson Eyecare Corporation, Lumen Technologies, Inc., and Bollé Inc. between 1992 and 2000. During the last five years, Mr. Ashken also served as a director of Phoenix Group Holdings.

Qualifications:
President experience
CFO experience
Financial expert
M&A experience
Public company director experience
Committee Memberships:
Audit
Nominating and Policies
Other Public Company Boards:
Newell Brands Inc.
Nomad Foods Limited
Age: 56
Director since: 2013
Independent

Nicolas Berggruen
Nicolas Berggruen has served as a director of Platform since April 2013. Mr. Berggruen founded what became Berggruen Holdings Ltd in 1984 to act as the direct investment vehicle of what became the Nicolas Berggruen Charitable Trust. Mr. Berggruen has served as the Chairman of Berggruen Holdings Ltd since its inception. He is also the founder of the Berggruen Institute, an independent, nonpartisan think tank. Mr. Berggruen has experience serving on the boards of private and public companies. He served on the board of directors of Justice Holdings Limited from February 2011 until its business combination with Burger King in June 2012. Mr. Berggruen also served on the board of directors of Grupo Prisa from November 2010 until March 2013. Mr. Berggruen studied at l’Ecole Alsacienne before attending Le Rosey in Switzerland and obtained his B.S. in finance and international business from New York University.
Qualifications:
M&A experience
International experience
Public company director experience
Committee Memberships:
Compensation
Nominating and Policies (Chair)
Other Public Company Boards:
None
Age: 55
Director since: 2013
Independent

Michael F. Goss
Michael F. Goss has served as a director of Platform since October 2013. Mr. Goss is Executive Vice President and Chief Financial Officer of Sotheby's. Prior to joining Sotheby's in March 2016, Mr. Goss served at Bain Capital, LLC (“Bain Capital”) until December 2013 following 13 years with the firm in various senior managerial capacities. Mr. Goss joined Bain Capital in 2001 as Managing Director and Chief Financial Officer and in 2004, he assumed the additional role of Chief Operating Officer. Prior to joining Bain Capital, Mr. Goss was Executive Vice President and Chief Financial Officer of Digitas Inc., a global internet professional services firm, which he helped take public in March 2000. Prior to joining Digitas Inc., Mr. Goss was Executive Vice President and Chief Financial Officer, and a member of the board of directors of Playtex Products, Inc. Mr. Goss graduated from Kansas State University with a BS in economics and received an MBA with Distinction from Harvard Business School.
Qualifications:
CFO experience
Financial expert
M&A experience
Operations experience
Public company director experience
Committee Memberships:
Audit (chair)
Other Public Company Boards:
None
Age: 57
Director since: 2013
Independent

Ryan Israel
Ryan Israel has served as a director of Platform since October 2013. Mr. Israel is a partner at Pershing Square Capital Management, L.P. (“Pershing Square”), a research intensive, fundamental value based investment firm based in New York City. Mr. Israel joined Pershing Square in March 2009, and is responsible for identifying, analyzing and monitoring current and prospective investment opportunities across a variety of industries. Before joining Pershing Square, Mr. Israel was an investment banker in the technology, media and telecom division at Goldman Sachs Group, Inc. Mr. Israel attended the Wharton School at the University of Pennsylvania, where he received a B.S. in Economics, with concentrations in Finance and Accounting.
Qualifications:
M&A experience
Public company director experience
Committee Memberships:
Audit
Compensation
Nominating and Policies
Other Public Company Boards:
None
Age: 32
Director since: 2013
Independent

E. Stanley O' Neal
E. Stanley O’Neal has served as a director of Platform since October 2013. Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. (“Merrill Lynch”) until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Currently, Mr. O’Neal is a member of the audit and governance committee of Arconic Inc., an aluminum manufacturing company and the former parent company of Alcoa Inc. Prior to the separation of these two entities in November 2016, Mr. O'Neal had served as a director of Alcoa Inc. since January 2008 and as a member of its audit and governance and nominating committees. Mr. O’Neal was also a director of General Motors Corporation from 2001 to 2006, and a director of American Beacon Advisors, Inc. (investment advisor registered with the SEC) from 2009 to September 2012. Mr. O’Neal graduated from Kettering University with a degree in industrial administration and received his MBA from Harvard Business School.
Qualifications:
CEO experience
CFO experience
M&A experience
Operations experience
Public company director experience
Committee Memberships:
Compensation (Chair)
Other Public Company Boards:
Arconic Inc.
Age: 65
Director since: 2013
Independent

Vote Required
Because this is an uncontested election of directors, approval of this Proposal 1 requires the affirmative vote of a majority of the votes cast. This means that any nominee who receives a greater number of votes "For" his election than votes "Against" such election will be elected to the Board.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

II.    CORPORATE GOVERNANCE

Role of Board of Directors
The Company’s business and affairs are managed by our Board of Directors, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to the Company’s stockholders. The Board of Directors’ goals are to build long-term value for the Company’s stockholders. The Board establishes the Company’s overall corporate policies, evaluates the Company’s CEO and the senior leadership team, and acts as an advisor and counselor to senior management. The Board also oversees the Company’s business strategy and planning, as well as the performance of management in executing the Company’s business strategy, assessing and managing risks and managing the Company’s day-to-day operations.

Meetings
During 2016, the Board of Directors held a total of 10 meetings and acted by written consent 3 times. During 2016, each director attended at least 95% of the aggregate of (i) the total number of meetings of the Board during the period for which he was a director, and (ii) the total number of meetings of all committees of the Board (each, a "Committee," and collectively, the "Committees") on which he served. One director attended the 2016 annual meeting of stockholders.
Executive sessions or meetings of non-employee directors without management present are generally held as part of each regularly scheduled Board, Audit Committee and Compensation Committee meetings. The discussion leader for executive sessions of the full Board is generally Mr. Franklin. Messrs. Goss and O'Neal generally preside executive sessions for the Audit Committee and the Compensation Committee, respectively.
During 2016, the Board of Directors met in executive session 5 times. Mr. Franklin, who was serving as non-executive lead director, scheduled and chaired each executive session held.

Corporate Governance Guidelines
Our Board adopted a Board of Directors Governance Principles and Code of Conduct (the “Governance Principles”) which sets forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	mandatory retirement age for independent directors at 70;

•	board structure and meetings;

•	management succession; and

•	the performance evaluation of our Board and CEO.

Our Governance Principles are available in the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com.

Board Leadership Structure
Our Board has not adopted a formal policy regarding the need to separate or combine the offices of CEO and Chairman of the Board. Instead, the Board of Directors remains free to make this determination from time to time in a manner that seems most appropriate for Platform. Currently, Platform separates the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. Our CEO is responsible for the day-to-day leadership and performance of Platform, while the Chairman of the Board provides strategic guidance to the CEO, sets the agenda for and presides over the meetings of the Board of Directors. In addition, management believes that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chairman to strengthen the Board of Directors’ independent oversight of Platform’s performance and governance standards.

Director Independence
The Board of Directors is composed of a substantial majority of independent directors. Under the NYSE corporate governance listing standards, a director qualifies as “independent” if the Board affirmatively determines that such director has no material relationship with the Company. While the focus of the inquiry is independence from management, the Board of Directors is required to broadly consider all relevant facts and circumstances in making an independence determination. In making each of these independence determinations, the Board of Directors has considered all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with us.
Based on information provided by each director concerning his background, employment and affiliations, the Board has affirmatively determined that each of our current directors (other than Mr. Franklin, our Chairman, and Mr. Sachdev, our CEO) meets our independence requirements and those of the SEC and NYSE corporate governance listing standards. In evaluating such independence, the Board specifically considered, among other things, their present employment and other direct or indirect affiliations or relationships with the Company.

Indemnification
We entered into Director and Officer Indemnification Agreements with each of our current directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Such Indemnification Agreements generally provide that Platform shall indemnify each director or officer to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer of Platform. The Indemnification Agreements also include rights to advancement of expenses and contribution.
In addition, our certificate of incorporation, as amended, and our Amended and Restated By-Laws provide that we will indemnify any of our directors and officers against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer to the fullest extent permitted by Delaware law.

Involvement in Certain Legal Proceedings
To the knowledge of the Company, no director, executive officer, or person nominated to become a director or executive officer has within the last 10 years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business or property of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or currently named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting his or her involvement in the following activities: (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (b) engaging in any type of business practice; or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; (iv) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty days the right of such person to engage in any activity described above under (iii)(a), or to be associated with persons engaged in any such activity; (v) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been subsequently reversed, suspended or vacated; (vi) was the subject of, or party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any federal or state securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (vii) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not aware of any material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than 5% of any class of the Company’s voting securities, or any associate of any such director, executive officer, affiliate, owner of record or beneficial owner of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships
There are no family relationships among any of the directors or executive officers of the Company.

Board Committees
Our Amended and Restated By-Laws give the Board of Directors the authority to delegate its powers to committees appointed by the Board. We have three standing Board Committees: the Audit Committee, the Compensation Committee and the Nominating and Policies Committee. Each Committee is comprised entirely of directors determined to be independent under the SEC and the NYSE corporate governance listing standards, and our Board's categorical standards of director independence. Copies of the written charters for each of the Audit Committee, the Compensation Committee and the Nominating and Policies Committee setting forth their respective responsibilities can be found under the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com. Copies may also be obtained upon request without charge by writing to Platform's Secretary at 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401.

Below is a summary of our Committee membership information and structure:

Name	Audit Committee	Compensation Committee	Nominating and Policies Committee
Ian G.H. Ashken	X		X
Nicolas Berggruen		X	X*
Michael F. Goss	X*
Ryan Israel	X	X	X
E. Stanley O’Neal		X*
Number of 2016 Meetings	11	3	1

X	Indicates member of a Committee
*	Indicates Chairman

Audit Committee
Number of Meetings in 2016: Eleven
Responsibilities. Pursuant to its written charter, the Audit Committee is responsible for, among other things:

•	overseeing our accounting and the financial reporting processes;

•	appointing and overseeing the audit of our independent registered public accounting firm (including resolution of disagreements between management and the independent auditor);

•
pre-approving all auditing services and permitted non-auditing services to be performed for us by our independent registered public accounting firm and approving the fees associated with such services;

•	reviewing interim and year-end financial statements with management and our independent auditors;

•	overseeing our internal audit function, reviewing any significant reports to management arising from such internal audit function and reporting to the Board of Directors;

•	reviewing complaints under and compliance with the Company’s Ethics Policy and Code of Ethics (each, as defined below); and

•	reviewing and approving all related-party transactions required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Under procedures adopted by the Audit Committee, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accountants.
Please see the Report of the Audit Committee included in this Proxy Statement for information about our 2016 fiscal year audit.

Independence and Financial Expertise
The Board of Directors has reviewed the background, experience and independence of the Audit Committee members and, based on this review, has determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE corporate governance listing standards;

•	meets the enhanced independence standards for audit committee members required by the SEC; and

•	is financially literate, knowledgeable and qualified to review financial statements.

In addition, the Board of Directors has determined that each of Mr. Goss, Chairman of the Audit Committee, and Mr. Ashken qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee
Number of Meetings in 2016: Three
Responsibilities. Pursuant to its written charter, the Compensation Committee is responsible for, among other things:

•	assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of any executive succession plans;

•	reviewing and approving corporate goals and objectives with respect to compensation for the CEO;

•
making recommendations to the Board with respect to compensation of other executive officers and providing oversight of management’s decisions concerning the performance and compensation of such executive officers;

•	reviewing on a periodic basis compensation and benefits paid to directors;

•
reviewing our incentive compensation and other stock-based plans and recommending changes in such plans to our Board of Directors as needed to assure the effective representation of Platform’s stockholders; and

•	preparing a Compensation Committee report on executive compensation required by the SEC to be included in our annual proxy statement.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The Compensation Committee also has authority to retain compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion after taking into consideration all factors relevant to the independence of such consultants, counsel or advisors. The Compensation Committee has sole authority to approve related fees and retention terms, and should be provided with appropriate funding, as determined by the Compensation Committee, for payment of compensation to such consultants, counsel or advisors.

In 2016, our Compensation Committee had retained Hay Group, a global management consulting firm, as our independent compensation consultants with respect to the evaluation of Platform’s compensation plans and policies.

Independence
The Board of Directors has reviewed the background, experience and independence of the Compensation Committee members and based on this review, has determined that each member of the Compensation Committee:

•	meets the independence requirements of the NYSE corporate governance listing standards;

•	meets the enhanced independence standards for compensation committee members required by the NYSE and the SEC; and

•	is an “outside director” pursuant to the criteria established by the Internal Revenue Service ("IRS").
In addition, the Board of Directors has determined that each of Mr. O’Neal, Chairman of the Compensation Committee, Mr. Berggruen and Mr. Israel is (i) independent pursuant to the enhanced independence standards for compensation committee members set forth in Section 303A.02(a)(ii) of the NYSE Listed Company Manual, based on evaluations conducted in accordance with and considering the factors set forth in Section 303A.02(a)(ii), and (ii) an “outside director” pursuant to the criteria established by the IRS.
The Compensation Committee also reviewed the respective background, experience and independence of Hay Group and, based on this review, has determined that Hay Group meets the independence requirements of the NYSE corporate governance listing standards.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in evaluating the compensation of our CEO, other senior executives and non-employee directors. From time to time, management also retains its own outside compensation consultants. In connection with the approval of the 2016 compensation program, including individual targets, the Compensation Committee directly engaged Hay Group as its independent compensation consultant. Since 2015, Hay Group’s work with the Compensation Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs, and the design of our 2016 long-term equity and compensation plan. Hay Group was engaged exclusively by the Compensation Committee on executive and director compensation matters and does not have other consulting arrangements with the Company. The Compensation Committee has assessed the independence of Hay Group pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Hay Group from independently assisting the Compensation Committee.
Role of Management
Our Compensation Committee relies on management for legal, tax, compliance, finance and human resource recommendations, and data and analysis for the design and administration of the compensation, benefits and perquisite programs for our senior executives. The Compensation Committee combines this information with the recommendations and information from its independent compensation consultant.
Our CEO, our Chief Human Resources Officer (“CHRO”) and our Executive Vice President, General Counsel and Corporate Secretary (“General Counsel”) generally attend Compensation Committee meetings. The performance and compensation of our CEO are discussed by the Compensation Committee in executive session, with advice and participation from the Compensation Committee’s independent compensation consultant as requested by the Compensation Committee. Our CEO and CHRO, without the presence of any other members of senior management, actively participate in the compensation discussions of our senior executives, including making recommendations to the Compensation Committee as to the amount and form of compensation (other than their own).
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee who presently serve, or in the past year have served, on the Compensation Committee has interlocking relationships as defined by the SEC or had any relationships with Platform requiring disclosure under the SEC rules relating to certain relationships and related party transactions.

Nominating and Policies Committee
Number of Meetings in 2016: One
Responsibilities. Pursuant to its written charter, the Nominating and Policies Committee is responsible for, among other things:

•	assisting the Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board of Directors;

•	leading the search for individuals qualified to become members of the Board of Directors and selecting director nominees to be presented for stockholder approval at our annual meetings;

•	reviewing the Committees structure and recommending to the Board of Directors for approval directors to serve as members of each Committee;

•	developing and recommending to the Board of Directors for approval a set of corporate governance guidelines and generally advising the Board of Directors on corporate governance matters;

•	reviewing such corporate governance guidelines on a periodic basis and recommending changes as necessary;

•	reviewing director nominations submitted by stockholders, if any; and

•	assuring the effective representation of the Company's stockholders.

The Nominating and Policies Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Policies Committee members or subcommittees.

Consideration of Director Nominees
The Nominating and Policies Committee considers possible candidates for nominees for directors from many sources, including management and stockholders. The Nominating and Policies Committee evaluates the suitability of potential candidates nominated by stockholders, if any, in the same manner as other candidates recommended to the Nominating and Policies Committee.
As discussed above, in making nominations, the Nominating and Policies Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of Platform's stockholders. In evaluating nominees, the Nominating and Policies Committee is required to take into consideration the following attributes, which are desirable for a member of the Board of Directors: leadership, integrity, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. In addition, while Platform does not have a formal, written diversity policy, the Nominating and Policies Committee will attempt to select candidates who will assist in making the Board of Directors a diverse body. We believe that a diverse group of directors brings a broader range of experiences to the Board of Directors and generates a greater volume of ideas and perspectives, and therefore is in a better position to make complex decisions.
Independence
We have reviewed the background, experience and independence of the Nominating and Policies Committee members and, based on this review, we have determined that each of Mr. Berggruen, Chairman of the Nominating and Policies Committee, Mr. Ashken and Mr. Israel meets the independence requirements of the SEC and NYSE corporate governance listing standards.

Ethical Guidelines
Codes of Ethics
Our Board of Directors adopted a written Business Conduct and Ethics Policy (the “Ethics Policy”) that establishes the standards of ethical conduct applicable to all our directors, officers and employees. The Ethics Policy addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements, and the process for reporting violations of the Ethics Policy, employee misconduct, conflicts of interest or other violations.
Our Board also adopted a written Code of Ethics for Senior Financial Officers (the “Financial Officer Code of Ethics”), which is applicable to our CEO, Chief Financial Officer ("CFO") and Chief Accounting Officer (collectively, the “Financial Officers”). The Financial Officer Code of Ethics defines additional specific requirements, beyond the Ethics Policy, to which the Financial Officers are bound. The Financial Officer Code of Ethics is designed to promote honest and ethical conduct, confidentiality, proper disclosure in Platform’s periodic reports and compliance with applicable laws, rules and regulations.
Copies of our Ethics Policy and Financial Officer Code of Ethics are publicly available in the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com. Any waiver of our Ethics Policy or Financial Officer Code of Ethics with respect to any Financial Officer, controller or persons performing similar functions may only be authorized by our Board of Directors and will be disclosed on our website as promptly as practicable, as may be required under applicable NYSE and SEC rules.
Policy Concerning Related Party Transactions
The Audit Committee reviews and approves, or ratifies, transactions with related persons, in accordance with the policy set forth in its charter. Such review will apply to any transaction or series of related transactions or any material amendment to any such transaction involving a related person and Platform, or any subsidiary of Platform, and in which the dollar amount involved exceeded $120,000. Following such review, the Audit Committee determines whether the particular transaction serves the best interest of the Company and its stockholders and whether such transaction should be approved. For purposes of the policy, “related persons” consist of executive officers, directors, director nominees, any stockholder who beneficially owns more than 5% of our issued and outstanding common stock, and immediate family members of any such persons. In reviewing related person transactions, the Audit Committee takes into account all factors that it deems appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction, as indicated in the policy set forth in the Audit Committee's charter. No member of the Audit Committee is permitted to participate in any review, consideration or approval of any related person transaction in which the director or any of his immediate family member is the related person. Our Board and the Audit Committee have adopted written policies and procedures relating to approval or ratification of "interested transactions" with "related parties."
Directors and Officers Questionnaires
In order to assist the Audit Committee in identifying and addressing any concerns regarding related party transactions and their disclosures, the Company uses annual directors and officers questionnaires, which are distributed at the beginning of each fiscal year. In the questionnaires, directors and executive officers are asked to identify and describe any transaction, or series of similar transactions, since the beginning of the prior fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was, or is to be, a participant, in which the dollar amount involved exceeded $120,000 and the individual, any member of the individual’s immediate family, any entity which is owned or controlled by the foregoing persons or any entity in which the foregoing persons have a substantial ownership interest or control had, or will have, a direct or indirect material interest. Responses provided to the questionnaires by directors and executive officers are reviewed by the Company’s management to determine any necessary course of action.
Code of Ethics
Guidelines regarding conflicts of interest are outlined in our Ethics Policy for all employees, directors and officers, including our Named Executive Officers. See "Ethical Guidelines" above. Upon hire and/or appointment, as applicable, each employee and director is asked to read the Ethics Policy and sign an acknowledgment regarding compliance therewith. Pursuant to the Ethics Policy, employees have a responsibility to always act in the Company’s best interest. Employees should never be influenced by personal considerations or relationships when making decisions that impact the Company. Potential conflicts of interest can arise if an employee, director or officer, or any member of their immediate family:

•	has any relationship (family or otherwise) with, financial interest in or indebtedness to, any supplier, customer, competitor or licensee that might be construed as a conflict of interest;

•	has greater than a 5% financial interest, direct or indirect, in any supplier, customer, competitor or licensee of the Company;

•	works for, consults with or provide skills or services to competitors; or

•	accepts loans or gifts from suppliers, customers or other outside parties dealing with the Company.
Employees, directors and officers are instructed under the Ethics Policy to avoid any situations that may lead to a conflict of their personal interests with those of the Company. Should a potential conflict of interest currently exist or develop in the future, employees, directors and officers are required to promptly report the potential conflict to his or her supervisor, Human Resources representative, the Company's Secretary or the Corporate Compliance Hotline. The Company reviews all potential conflict of interest reports and if it is determined that a conflict of interest exists, the employee may be asked to eliminate the conflicting situation, be removed from the Company duty which causes the conflict of interest, be transferred to a new position where there is no conflict or face disciplinary action, if appropriate.
Supplemental guidelines regarding conflicts of interest for our Financial Officers, including certain of our Named Executive Officers, are outlined in our Financial Officer Code of Ethics. See "Ethical Guidelines" above. Pursuant to the Financial Officer Code of Ethics, each Financial Officer should avoid conflicts of interest and immediately disclose to the Company's Secretary any material transaction or relationship that could reasonably be expected to give rise to such a conflict. Each Financial Officer shall maintain the confidentiality of non-public information about the Company and its customers, suppliers or other third parties, and prevent the unauthorized disclosure of such information unless required by law. In addition, the responsible use of, and control over, all of the Company's assets and resources is entrusted to the Financial Officer's care.
Governance Principles
Directors are also subject to supplemental guidelines regarding conflicts of interest, as set forth in our Governance Principles. See "Corporate Governance Guidelines" above. Pursuant to our Governance Principles, directors are expected to avoid any action, position or interest that conflicts with the interest of the Company or gives the appearance of conflict. Accordingly, the Company should not enter into any paid consulting arrangements with outside directors or their employers, without obtaining Board approval.

Certain Relationships and Related Transactions
Issuance of Common Stock to the Arysta Seller
On September 9, 2016, Platform and its subsidiary MacDermid Agricultural Solutions, Inc. entered into a Settlement Agreement and Release (as amended, the “Settlement Agreement”) with Permira Advisers LLC, Nalozo S.à.r.l., and Nalozo L.P., (the “Permira Entities”), which provided for an alternative settlement mechanism for certain obligations under a Share Purchase Agreement dated October 20, 2014, as amended from time to time, entered into by the parties in connection with the acquisition by Platform of Arysta LifeScience Limited from Nalozo S.à.r.l.
In accordance with the Settlement Agreement, Platform elected to exercise the alternative settlement mechanism and, on December 13, 2016, settled all of its obligations with respect to its Series B convertible preferred stock (the "Series B Convertible Preferred Stock") and the related make-whole payment obligation, as described in the Settlement Agreement, in exchange for a cash payment of $460 million to one or more of the Permira Entities and the issuance of 5.5 million shares of Platform’s common stock upon conversion of the corresponding shares of Series B Convertible Preferred Stock in accordance with the terms of the Certificate of Designation of the Series B Convertible Preferred Stock. The remaining shares of Series B Convertible Preferred Stock were subsequently canceled and retired. As a result, no shares of Series B Convertible Preferred Stock remain outstanding.
Advisory Services Agreement
Under an Advisory Services Agreement, dated October 31, 2013, with Mariposa Capital, LLC, an affiliate of Mr. Franklin and Mariposa, Mariposa Capital, LLC provides certain advisory services to Platform and receives an annual advisory fee equal to $2 million, paid in quarterly installments, and reimbursement for expenses, which in 2016 and the first quarter of 2017 totaled an aggregate amount of approximately $206,570. This agreement is automatically renewed for successive one-year terms unless either party notifies the other party in writing of its intention not to renew no later than ninety days prior to the expiration of the applicable term. This agreement may only be terminated by Platform upon a vote of a majority of its directors. In the event that this agreement is terminated by Platform, the effective date of the termination will be six months following the expiration of the applicable term.
Risk Management and Oversight
Our Board of Directors oversees our risk management process, including the Company-wide approach to risk management, carried out by our management. Our Board determines the appropriate levels of risk for the Company, generally assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our Board maintains the ultimate oversight responsibility for the risk management process, each of the Committees oversees risk in certain specified areas, as indicated in the descriptions of each of the Committees above and in their respective charters.
The Audit Committee plays a key role in the Board’s exercise of its risk oversight function. The Audit Committee is primarily responsible for overseeing matters involving the Company’s financial and operational risks, and for the guidelines, policies and processes for managing such risks, including internal controls. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management’s assessment of the Company’s internal control over financial reporting, reviewing the results of regulatory examinations, and receiving quarterly reports on legal and regulatory matters. Additionally, the Company’s independent registered public accounting firm regularly discusses risks and related mitigation measures that may arise during its regular reviews of the Company’s financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm.
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards granted under such plans and arrangements. Pursuant to its charter, the Compensation Committee reviews and discusses annually the relationship between risk management policies and practices and compensation.
Based on a comprehensive review and analysis of our 2016 incentive plans and programs, the Compensation Committee believes that these programs are not reasonably likely to give rise to risks that would have a material adverse effect on our business. The Compensation Committee considered the following factors as part of its review and analysis:

•	Rigorous oversight from the Board, Compensation Committee and senior management with discretion to award and/or reduce payouts if excessive risk is taken;

•	Link between individual performance targets and the strategic corporate and financial goals established by the Board;

•	Properly balanced pay mix between fixed and variable compensation;

•	Annual cash incentive plan that measures business performance through profitability, revenue growth and cash flow metrics; and

•	Long-term equity awards depending upon various financial performance of the Company and corporate performance metrics tied to each executive officer’s responsibilities.

The Nominating and Policies Committee is responsible for overseeing the management of risks associated with the independence of the members of our Board of Directors. Pursuant to the instructions of the Board of Directors, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and the Committees.
During the year, the Chairman of the Board will receive input on the Board’s performance from the directors and will discuss the input with the full Board and oversee the full Board’s review of its performance. The assessment will focus on the Board’s contributions to the Company and specifically focus on areas in which the Board or management believes that the Board or any of its Committees could improve. This process also includes annual self-assessments by each Committee, relying on a review process similar to that used by the Board, with performance criteria for each Committee established on the basis of its charter. These self-evaluations are discussed with the full Board following the end of each fiscal year.
Director Compensation
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. The Company believes a meaningful portion of a director’s compensation should be provided in RSUs. In determining compensation, the Compensation Committee takes into consideration the responsibilities of the directors and fees being paid by other companies comparable to the Company. Directors who are employed by the Company, currently only Mr. Sachdev, receive no compensation or fees for serving as a director or for attending Board or Committee meetings. Directors who are not employed by the Company receive cash and stock compensation as described below.
Executives of the Company do not have a substantive role in setting director compensation, but certain executives, including our CEO, CFO and CHRO, at the request of the Compensation Committee, assist in developing compensation proposals for consideration by the Compensation Committee.
The following table summarizes the components of our director compensation program:

2016 Compensation Components	Amounts ($)
Annual Board Fees	50,000(1)
Committee Meeting Fees	2,000 additional fees
Audit Committee Chairman Compensation	10,000 additional fees
Compensation Committee Chairman Compensation	7,500 additional fees
Nominating and Policies Committee Chairman Compensation	7,500 additional fees
Annual RSU Grant	RSUs with an approximate value of $100,000(2)

(1)	Annual board fees are split into four equal payments, each for three months of service. The director compensation cycle begins on January 1s of each year.

(2)
Certain non-executive directors are granted annually a number of RSUs equal to $100,000 at the date of issue. Starting in 2017, unless indicated otherwise in the applicable RSU award agreement, such RSUs will be granted on the date of the Company's annual meeting and vest on the date of the following year’s annual meeting or not later than thirteen months from their grant date. Non-employee directors with more than one year of service are expected to directly own at least 1,000 shares of our common stock.

In 2016, Messrs. Ashken, Goss and O’Neal received compensation for their respective services on the Board. Each of Messrs. Berggruen and Israel waived their respective fees related to their directorship. Neither Mr. Franklin, who serves as our founder director, nor Mr. Sachdev, our CEO and a director of the Board, were entitled to receive any additional compensation for their services as directors. Information regarding executive compensation of our Named Executive Officers for 2016 is set forth under the “IV. EXECUTIVE COMPENSATION - 2016 Summary Compensation Table” below.
The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2016. Fees indicated in the table are payable quarterly in arrears. Directors are also reimbursed for travel and related expenses incurred in connection with their directors' duties, including attending meetings. Such amounts are not reflected in the table.
2016 Director's Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)(4)(5)	Total ($)

Martin E. Franklin	—	—	—	2,000,000	2,000,000
Ian G.H. Ashken	54,000	96,375	—	—	150,375
Nicholas Berggruen	—	—	—	—	—
Michael F. Goss	60,000	111,198	—	—	171,198
Ryan Israel	—	—	—	—	—
E. Stanley O’Neal	57,500	111,198	—	—	168,698

(1)	The amounts shown include the annual non-executive director fee and additional Committee and Committee chair fees for all directors.

(2)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted to directors in 2016 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2016 grants, refer to Note 6 in our financial statements for the fiscal year ended December 31, 2016, which is included in our 2016 Annual Report.

(3)
Each of Messrs. Ashken, Goss and O'Neal received RSUs in 2016 as compensation for their respective directorship in 2015. See the outstanding RSUs table below. For complete beneficial ownership information relating to our directors, see “V. SECURITY OWNERSHIP” below.

(4)
Represents fees paid to Mariposa Capital, LLC, an affiliate of Mr. Franklin, Chairman of the Board, pursuant to the Advisory Services Agreement. See “II. CORPORATE GOVERNANCE - Certain Relationships and Related Transactions” above.

(5)
Platform entered into Director and Officer Indemnification Agreements with each of its current directors and officers. Such Indemnification Agreements generally provide that Platform shall indemnify each director or officer to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer of Platform. The Indemnification Agreements also include rights to advancement of expenses and contribution.

The following table sets forth the aggregate number of RSUs and unexercised stock options outstanding at December 31, 2016 for each of our non-employee directors who served on our Board during the fiscal year ended December 31, 2016:

Name	Aggregate Number of Restricted Shares Outstanding at December 31, 2016	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2016
Martin E. Franklin	—	—
Ian G.H. Ashken	11,325(1)	—
Nicholas Berggruen	—	—
Michael F. Goss	12,579(2)	—
Ryan Israel	—	—
E. Stanley O’Neal	12,579(2)	—

(1)	These RSUs vested on April 4, 2017, and 11,325 shares of common stock were issued to Mr. Ashken. Each RSU represented a contingent right to receive one share of our common stock.

(2)	These RSUs vested on March 17, 2017, and 12,579 shares of common stock were issued to each of Messrs. Goss and O'Neal. Each RSU represented a contingent right to receive one share of our common stock.
III.    EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is a list of our executive officers as of April 14, 2017. Biographical information with respect to Mr. Sachdev is set forth above under "PROPOSAL 1 – ELECTION OF DIRECTORS." Biographical information with respect to Messrs. Capps, Gliklich and Connolly is included in Part I, Item 1, “Senior Management of Platform” in our 2016 Annual Report.

Name	Age	Title

Rakesh Sachdev	61	Chief Executive Officer
John E. Capps	52	Executive Vice President, General Counsel and Secretary
Benjamin Gliklich	32	Executive Vice President - Operations and Strategy
John P. Connolly	51	Chief Financial Officer

IV.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary
In administering 2016 compensation and evaluating each Named Executive Officers and their respective performance, our Board of Directors and the Compensation Committee considered the financial and non-financial dynamics of operating in the global specialty chemical industry, the importance of rewarding and retaining talented, experienced executive officers to continue to guide the Company, and the alignment of executive compensation programs with stockholders' interests.
2016 was a solid year for Platform in financial and operating performance:

2016 Financial Performance
For information about the Company's business and financial performance, please review our 2016 Annual Report.
2016 Non-financial Performance

•	Recruited experienced and qualified leadership:

•
On January 5, 2016, Rakesh Sachdev joined Platform as our new CEO. Mr. Sachdev has more than 28 years of management experience at leading public companies having most recently served as President and Chief Executive Officer of Sigma-Aldrich Corporation since 2010 through its recent acquisition by Merck KGaA.

•
One February 1, 2016, Diego Lopez Casanello joined Platform as President of our Agricultural Solutions segment. Mr. Lopez Casanello has over 20 years of experience at BASF, a global diversified chemicals manufacturer, where he most recently served as Senior Vice President and head of the Agricultural Products Division, Asia Pacific.

•
On May 31, 2016, John E. Capps joined Platform as Executive Vice President, General Counsel and Secretary ("General Counsel"). Before joining Platform, Mr. Capps was Executive Vice President - Administration, General Counsel and Secretary of Jarden, a Fortune 500 broad-based consumer products company, where he served until April 2016 when Jarden merged with Newell.

•
Refinanced all of our existing terms loans under our amended and restated credit agreement, and shifted approximately $600 million from our USD term loans to our EUR term loans to further complement our business profile and optimize our foreign currency exposure.

•
Settled all our Series B Convertible Preferred Stock obligations in exchange for a cash payment of $460 million and the issuance of 5.5 million shares of common stock. The remaining shares of Series B Convertible Preferred Stock were subsequently canceled and retired.

•	Developed comprehensive go-to-market strategies in both of our segments as further discussed at our September 2016 Investor Day meeting and in our 2016 Annual Report.
Pay for Performance and Stockholder Alignment

•
In 2016, we established and reviewed the incentive design characteristics of our Peer Group (as defined under "IV- EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Market Benchmarking" below) and implemented our management incentive plan which aligns the interests of our executives with those of our stockholders by linking their compensation to the achievement of financial and operational performance metrics that build stockholder value:

•
Our Annual Bonus Plan provides awards based on (i) adjusted EBITDA, organic sales growth and working capital improvements, and (ii) individual objectives relating to leadership, succession planning and people development.

•	Our equity-based LTI Program rewards the achievement of pre-established financial metrics over multi-year performance periods, and therefore long-term stockholder value.

•	Platform's commitment to pay for performance alignment begins with our CEO, whose 2016 target total direct compensation included 80% at risk.

•
Stockholder alignment is supported and motivated by Platform's strong equity mix in the compensation of our CEO and other Platform's executives. Other than base salary, other compensation consists of a combination of PRSUs, RSUs and SOPs.

•	Our Named Executive Officers are required to meet share retention guidelines to align our executives’ interests with those of our stockholders.
Investor Support

•
In 2016, the Company held its first "say-on-pay" vote for the approval, on an advisory basis, of the compensation of its 2015 named executive officers. At that meeting, over 92% of the shares present and voting approved such compensation.

•	In 2016, the stockholders also approved, on an advisory basis, and in line with our Board's recommendation, that the Company seek approval of executive compensation on an annual basis.

Overview
The following Compensation Discussion and Analysis provides information regarding the objectives and components of our compensation philosophy, policies and practices with respect to the compensation of our Named Executive Officers. Our Named Executive Officers for the fiscal year ended December 31, 2016 were:

•	Rakesh Sachdev, CEO;

•	Sanjiv Khattri, former Executive Vice President and CFO;

•	John E. Capps, General Counsel;

•	Benjamin Gliklich, Executive Vice President - Operations and Strategy; and

•	John P. Connolly, who during 2016 served as Vice President, Corporate Controller and Chief Accounting Officer ("CAO"). Mr. Connolly was appointed as CFO on March 16, 2017.
The Compensation Committee has overall responsibility for the compensation program for our Named Executive Officers. Members of the Compensation Committee are appointed by our Board, and our Compensation Committee consists entirely of independent directors, as defined under the applicable rules and regulations of the SEC, the NYSE and the IRS. Procedurally, the Compensation Committee reviews all matters of executive compensation and recommends such matters for approval by all of the independent members of the Board who are both “non-employee directors” for the purposes of Section 16 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (the "IRS Code"). All references in this Compensation Discussion and Analysis to the Board of Directors refer to such independent members of the Board.
Key 2016 Compensation Activities

•
Reviewed executive pay benchmarking against our Peer Group, where data was available, and general industry for each of the Named Executive Officers and concluded that compensation approximated the median for the group as a whole.

•	Established and reviewed our Peer Group incentive design characteristics and refined our management incentive program to further align pay with performance.

•
The 2016 Annual Bonus Plan was based on pre-established financial metrics, namely adjusted EBITDA, organic sales growth and working capital improvements, with specific threshold, target, and stretch goals established for each metric.

•
The 2016 LTI Program vehicles were PRSUs, RSUs and SOPs. The PRSU design, as discussed below, measures pre-established metrics over multi-year performance periods against specific threshold, target, and stretch goals.

•	Both the Annual Bonus Plan and LTI Program were designed and established to further align stockholders’ and management’s interests.

Compensation Philosophy and Objectives
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievements of financial and operating performance metrics that build stockholder value. Consequently, we design our compensation program to motivate and reward our executives for the achievements of both annual and long-term business goals that are challenging, yet attainable. As such, a significant portion of executive compensation is variable and tied directly to Company and individual performance. We believe that executive compensation should:

•	be tied to overall Company performance;

•	reflect each executive’s level of responsibility;

•	reflect individual performance and contributions; and

•	include a significant equity component.
During 2016, we continued to compensate our executive officers based on (i) the achievement of financial metrics, which we believe creates stockholder value, and (ii) the total shareholder return delivered to our stockholders. In addition, for 2016, we added an individual performance metric for a portion of our Annual Bonus Plan to measure our executive officers’ achievement in the areas of leadership, succession planning and people development as we believe that the strength of our employees will be key to our ability to build differentiation and accelerate growth.
Compensation is Variable and Tied to Company Performance: Our target total direct compensation for 2016 reflects our commitment that a significant portion of our executive compensation should be variable and tied directly to achievement of our financial, operational and shareholder return objectives. During 2016, our executive officers’ direct compensation elements primarily consisted of (1) base salary, (2) Annual Bonus Plan awards and (3) LTI Awards (PRSUs, RSUs and SOPs). For 2016, 68% on average of the target total direct compensation payable to our Named Executive Officers was variable, and the value of such variable compensation was tied directly to stock price performance or performance versus pre-defined annual and long-term performance metrics.
Equity-based Compensation Aligns Executives with Stockholders' Interest: We have designed our executive compensation program to provide a significant portion of our executives’ total direct compensation in the form of equity and to encourage both their direct investment in the Company and long-term ownership. For 2016, approximately 59% of the variable target compensation payable to our Named Executive Officers was payable in equity.
We believe that by keeping the majority of executive pay variable and equity-based we can best ensure alignment with stockholder value and Company growth.
Compensation-Related Corporate Governance
To ensure continued alignment of compensation with Company performance and the creation of stockholder value on a long term, sustainable basis, we strive to follow best practices in our executive compensation program and maintain strong compensation-related corporate governance policies. Our key policies are set forth below:

What We Do?		What We Don't Do?
✓	Pay for performance with a vast majority of pay being performance-based and not guaranteed	✗	Pay dividend equivalents on unvested PRSUs, RSUs or SOPs
✓	We consider peer groups in establishing compensation	✗	Provide excessive perquisites to any executive officer
✓	Balance short and long-term incentives	✗	Provide tax gross-ups for change-in-control payments
✓	Use multi-year vesting terms for all executive officer equity awards	✗	Allow hedging, pledging or short sales of Platform stock
✓	Have meaningful stock ownership and share retention guidelines	✗	Allow liberal share recycling
✓	Use an external, independent compensation consulting firm that provides no other services to the Company
Executive Compensation Setting Process
Annual Review of the Compensation Committee
Our Compensation Committee is responsible for overseeing the design, implementation and administration of short-term and long-term compensation (including equity awards, benefits and perquisites) for all executive officers and other members of senior management on an annual basis. The Compensation Committee recommends CEO compensation to the independent directors of the Board for their approval. When making compensation decisions, the Compensation Committee analyzes data from our Peer Group (as defined under "Market Benchmarking" below) and considers the dynamics of operating in the global specialty chemical industry, the importance of rewarding and retaining talented, experienced executive officers to continue to guide the Company, and alignment of executive compensation programs with stockholders' interests. In connection with the approval of the 2016 compensation program, including individual targets, the Compensation Committee directly engaged Hay Group as its independent compensation consultant. Since 2015, Hay Group’s work with the Compensation Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs, and the design of our 2016 management incentive plan. Hay Group was engaged exclusively by the Compensation Committee on executive and director compensation matters and does not have other consulting arrangements with the Company. The Compensation Committee considered the independence of Hay Group and determined that no conflicts of interest were raised.
New Senior Executive Compensation
When an opening at the executive level of Platform occurs, we utilize a variety of sources to identify and recruit talented executives. Existing executive personnel and Board member referrals, targeted retained and contingent searches and general recruitment practices are utilized to identify qualified candidates. Once identified, qualified applicants undergo a series of interviews with Board members and the executive team. Extensive background verifications are also conducted prior to an offer being extended.
In late 2015 and 2016, in connection with our hiring of Messrs. Sachdev, Capps and Connolly as CEO, General Counsel and CAO, respectively, the Compensation Committee approved their respective total direct compensation after consultation with Hay Group. As part of establishing such compensation, the Compensation Committee reviewed the total direct compensation of the Company’s former CEO, VP- Legal and CAO and relevant market benchmarks. In connection with the hiring of these executives, the Compensation Committee approved special one-time LTI Awards of a grant date fair value of approximately $5,875,000 for Mr. Sachdev and $200,000 for Mr. Connolly. The PRSUs granted to Mr. Sachdev as part of this special one-time LTI Award will vest upon the achievements of certain adjusted EBITDA target levels set or to be set by the Compensation Committee. Mr. Connolly's LTI Award consisted of 23,866 RSUs, of which 17,900 vested on March 31, 2017. The remaining 5,966 RSUs will vest on March 31, 2018, subject to continuous service. The Compensation Committee also approved a one-

time signing cash bonus of $50,000 for Mr. Connolly. See "Special Long-Term Incentive Grants in 2016" below for more information.
For more information relating to Mr. Connolly's recent compensation increase and additional equity grant in connection with his appointment as CFO on March 16, 2017, see "-- Recent Compensation Highlights" below.
Consideration of the 2016 Stockholder Advisory Vote on Executive Compensation
As part of its compensation setting process, the Compensation Committee also considers the results of the stockholder advisory "say-on-pay" vote on executive compensation, which vote was held for the first time in 2016. At our 2016 annual meeting of stockholders, over 92% of the shares present and voting approved, on an advisory basis, the compensation of the 2015 named executive officers, thus ratifying our pay-for-performance philosophy and balanced compensation approach. No specific component of our 2016 executive compensation program was altered based upon this high passage rate.
Market Benchmarking
We use a peer group (the "Peer Group") as a reference for our executive compensation program. The Compensation Committee believes that our Peer Group is representative of the labor market from which we recruit executive talent. Factors used to select our Peer Group include industry segment, sales, profitability, market capitalization and number of employees. In creating our Peer Group, Hay Group also considers the aggressive growth strategy of the Company via acquisitions of similar and value-added companies.
The Compensation Committee reviews the make-up of our Peer Group annually. The Peer Group for 2016 was as follows:

2016 Peer Group
Albemarle Corporation	W.R. Grace & Co.
Ashland Global Holdings Inc.	International Flavors & Fragrances Inc.
Axalta Coating Systems Ltd.	Minerals Technologies Inc.
Cabot Corporation	Newmarket Corporation
Celanese Corporation	RPM International Inc.
Ferro Corporation	A. Schulman, Inc.
FMC Corporation	Sensient Technologies Corporation
H.B. Fuller Company	The Valspar Corporation
The Compensation Committee does not believe, however, that it is appropriate to make any compensation decisions, whether regarding base salaries or incentive pay, primarily based upon benchmarking to a peer or other representative group of companies. The information from our independent compensation consultant regarding pay practices at other companies is provided to the Compensation Committee as a resource for its deliberations for executive compensation decisions and is useful in at least two respects. First, the Compensation Committee recognizes that compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that management and the Compensation Committee consider in assessing the reasonableness and appropriateness of our executive compensation programs. Although we do not target executive compensation to any Peer Group median, we strive to provide a compensation package that is competitive in the market and that rewards each executive’s performance in executing the strategic and financial goals of the Company.
Role of Executives in Establishing Compensation
Our CEO and CHRO evaluate the individual performance and, with input from the Compensation Committee’s independent consultant, the competitive pay positioning for senior management members who report directly to the CEO, including our Named Executive Officers, and make recommendations to the Compensation Committee regarding the target compensation, job leveling and grading for such Named Executive Officers and other senior level employees. Our CEO follows the same process with regard to the target compensation of our CHRO, without his input, and the Compensation Committee follows the same process with regard to the target compensation of our CEO, without his input.
The Compensation Committee also meets in executive session where some or all of our executives are present. Our CEO reviews meeting materials with the Chairman of the Compensation Committee prior to scheduled meetings. Under its charter, the Compensation Committee must review the compensation of the CEO, evaluate the CEO’s performance in light of the corporate goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers the Company’s overall performance based on pre-established performance metrics, the value of similar incentive awards to chief executive officers at comparable companies, and the awards granted to the Company’s CEO in past years.

Elements of the Company's Compensation Program
The elements of compensation for the Named Executive Officers are intended to attract and retain a high caliber of executive talent, align incentives with stockholder interests and support our pay-for-performance philosophy.
We view each component of executive compensation as related but distinct, and we review total compensation of our executive officers to ensure that our overall compensation objectives are met. The levels of compensation at competitive companies, derived from compensation surveys provided by our independent compensation consultant, as well as other factors such as the Company’s performance, growth and relative annual compound total stockholder return ("TSR"), achievement of specific financial goals, a subjective determination of the executive’s past performance and expected future contributions to the Company, and the awards given to the executive in the past, are used for comparison in establishing the Company’s overall executive compensation plan.
While we have identified particular compensation objectives that each element of executive compensation serves, our compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.
In March 2016, the Compensation Committee revised our historical Annual Bonus Plan by adopting performance targets that are directly linked to the annual business plan for the Company. Three financial metrics were selected and used to measure corporate performance for determining payouts under the 2016 Annual Bonus Plan: adjusted EBITDA, organic sales growth and working capital improvement. In addition, individual performance, which we refer to as the “individual goals" element of the bonus, was discussed with each Named Executive Officer at the beginning of the fiscal year. Given the nature of our business, the Compensation Committee believes that this allocation provides an appropriate balance among Company and individual accountability.

The following table summarizes each of the main elements of our executive compensation program and the related actions taken in 2016 with respect to each of them:

Pay Element	Fixed or Variable	Business Purpose	Key Features	2016 Actions
Base Salary	Fixed	Attract and retain high quality executives needed to lead our complex global business	Peer Group used as reference point	Base salaries adjusted to reflect individual performance and changes in the competitive marketplace for talent
Other factors considered in the base salary determination: responsibilities, individual performance, internal pay equity, compensation history and executive potential

Annual Bonus Plan	Variable	Motivate and reward achievement of annual financial and individual performance targets set in conjunction with annual business planning process	Cash award paid after year end	Selected new financial metrics used to measure corporate performance for determining payouts: adjusted EBITDA, organic sales growth and working capital improvement
Other factors considered in determining target opportunity for individual executive: responsibilities, individual performance and internal pay equity
Attract and retain key executives

LTI Progam	Variable	Motivate and reward executive achievement of long-term financial targets in support of long-term strategic plan
Combination of long-term incentive PRSU, RSU and SOP awards provides balance between share price appreciation, retention and long-term operating results using three-year performance and vesting periods

Adopted a new balanced mix of long-term equity incentive vehicles, using PRSUs (50% of grant value), RSUs (25% of grant value), and SOPs (25% of grant value)
Incentivize executives to create long-term stockholder value by offering opportunities to benefit from stock appreciation through stock ownership
		Attract and retain key executives	Other factors considered in determining target opportunity for individual executive: responsibilities, individual performance, internal pay equity, executive's potential and retention risk
Align executives’ interests with those of shareholders

Benefits and Other Perquisites	__	Attract and retain executive officers with appropriate health and welfare benefits	Competitive non-monetary benefits consistent with the marketplace	Consistent with 2015; launch of a new wellness program
Limited perquisites to convey additional value in connection with performing job duties
We believe our executive compensation program appropriately utilizes many best practices in our overall pay-for-performance philosophy and is aligned with the interests of our stockholders. The 2013 Plan does not allow repricing of SOPs without stockholder approval. In March 2015, the Compensation Committee adopted an equity holding policy to set the CEO's holding requirements at five times base salary. See “Other Compensation-Related Practices and Policies - Equity Holding Policy” below for a more detailed description of our equity holding policy. Our executive change in control agreements do not provide for cash payments of more than 2.99 times base salary plus targeted bonus or any excise tax gross-up on any severance payments. We do not guarantee annual or multi-year incentive awards and do not pay dividends on unvested PRSUs or RSUs. Consistent with our pay-for-performance philosophy, Annual Bonus Plan awards and LTI Awards can exceed target levels only if overall Company financial targets are exceeded and will fall below target levels or be eliminated if overall financial goals are not achieved.
Each of the main elements of our executive compensation program is discussed in more detail below:
Base Salary
We provide executives with a base salary intended to attract and retain the quality executives needed to lead our complex, global businesses. In general, base salaries are initially established through arm’s-length negotiation at the time the executive officer is hired or promoted, taking into account such executive officer’s qualifications, experience and prior salary. The Compensation Committee reviews the base salaries of the Named Executive Officers annually and may make adjustments as appropriate. Adjustments to base salaries are based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account the executive's current salary, equity ownership and the amounts paid to a peer of such executive inside our Company by conducting an internal analysis, which compares the pay of each executive, including our Named Executive Officers, to other members of the management team. Base salaries are also benchmarked against the practices of companies in our Peer Group and reviewed, from time to time, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our Named Executive Officers. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.
The Compensation Committee set or increased the salary for each of the Named Executive Officers, effective as of January 1, 2016, as part of its annual compensation review process and in recognition of the contributions of each of the Named Executive Officers to the Company during the prior year. The base salaries approved in 2016 for each of the Named Executive Officer as compared with base salaries approved in 2013 are set forth in the table below:

Base Salaries ($)(1)

	2016	2015

Rakesh Sachdev(2)	1,000,000	—
Sanjiv Khattri(3)	550,000	550,000
John E. Capps(4)	500,000	—
Benjamin Gliklich(5)	450,000	350,000
John P. Connolly(6)	345,000	—

(1)	The base salaries of Messrs. Sachdev, Khattri and Connolly were set in their respective employment agreements described below under "Employment Arrangements."

(2)	Mr. Sachdev was appointed CEO, effective January 5, 2016.

(3)	Mr. Khattri was appointed CFO, effective September 14, 2015. Mr. Khattri resigned as CFO on March 16, 2017.

(4)	Mr. Capps was appointed General Counsel on May 31, 2016.

(5)	The increased salary for Mr. Gliklich is reflective of salaries paid among our Peer Group for executives of his level.

(6)
Mr. Connolly was appointed CAO on September 13, 2016. On March 16, 2017, Mr. Connolly was appointed CFO and his base salary was increased from $345,000 to $415,000. See "-- Recent Compensation Highlights" below.

The base salary earned by each Named Executive Officer during fiscal year 2016 is set forth in the “2016 Summary Compensation Table” below.

Annual Bonus Plan
Our cash bonuses are awarded by the Compensation Committee on an annual basis pursuant to the Annual Bonus Plan, a cash bonus target plan designed to provide incentives to achieve financial and operational performance targets set in conjunction with the annual business planning process. Overall, the Compensation Committee seeks to establish corporate performance goals that are challenging yet attainable. For our Named Executive Officers, 2016 Annual Bonus Plan payouts depended on the achievement of (1) specific Company quantitative performance goals, and (2) individual objectives relating to leadership, succession planning and people development. Each year the Compensation Committee sets an Annual Bonus Plan target (stated as a percentage of base salary) for each Named Executive Officer. The table below reflects the 2016 payouts for each Named Executive Officer for the achievement of the Company's goals at target performance level:

2016 Target Payouts (as % of Base Salary)

	Corporate Goals	Individual Goals
Rakesh Sachdev, CEO	85	15
Sanjiv Khattri, former CFO	85	15
John E. Capps, General Counsel	85	15
Benjamin Gliklich, EVP - Operations and Strategy	85	15
John P. Connolly, former CAO (1)	85	15
(1) Mr. Connolly was appointed CFO on March 16, 2017.
Performance Metrics and Annual Bonus Plan Payouts
Based on a review of the Company's annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Compensation Committee annually sets the financial performance metrics for the Company that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Compensation Committee then approves threshold, target and stretch performance levels for each performance metric. In determining such performance threshold, target and stretch levels, the Compensation Committee considered our annual targets for 2016, our 2015 actual results, payout trends over the prior periods and the pro forma impact of past acquisitions.
Depending on the achievement of the relative performance level (threshold, target or stretch) of each performance metric, an executive has the opportunity to earn from 0% to 200% of his Annual Bonus Plan target award for such metric.
2016 Annual Bonus Plan Performance Metrics
As discussed above, in connection with the 2016 Annual Bonus Plan, the Compensation Committee approved (i) the following three financial performance metrics: adjusted EBITDA, organic sales growth and working capital improvement; and (ii) individual goals.

The following table presents each of our Annual Bonus Plan financial performance metrics and their respective purpose:

Performance Metric	Definition	Purpose

Adjusted EBITDA	Earnings before interest, taxes, depreciation and amortization, as further adjusted for additional items included in earnings that are not representative or indicative of our ongoing business	Drives Company valuation

Organic Sales	Comparable net sales excluding the impact of currency, metals price, divestitures and acquisitions, as applicable. Organic sales growth is a comparison of year-over-year sales.	Measures quality of business performance and demonstrates the Company's ability to grow its existing business, without consideration of acquisitions or divestiture activity

Working Capital	Average balance of net working capital (net account receivable plus net inventory less net accounts payable) for each quarter divided by full year revenues at actual exchange rates	Improves cash flow conversion
In addition, in 2016, each Named Executive Officer was assigned individual leadership objectives that were reflective of our focus on meeting or exceeding the overall financial goals and strategic initiatives of the Company, and on continuing to develop the people in our organization. The Compensation Committee may apply negative discretion to reduce the individual element of the awards based on individual performance.
The Compensation Committee determines performance against such individual objectives and determines the need for any negative adjustments to the Annual Bonus Plan award, based upon recommendations from our CEO except in the case of the CEO’s performance. The Compensation Committee evaluates Mr. Sachdev’s performance based on a comparison of overall Company results against Company goals.
The performance metrics approved in connection with our Annual Bonus Plan represent significant drivers of financial performance for the Company. In the Compensation Committee’s opinion, achieving these goals represents a significant, yet appropriate, challenge for our executives and their respective teams. The performance metrics are weighted to reflect the Compensation Committee’s determination of the importance of each and the value their achievement can bring to our stockholders. For 2016, adjusted EBITDA represented the largest component of the three performance metrics, followed by organic sales and working capital.
2016 Annual Bonus Plan Payouts
At the end of the year, performance for the Company is assessed against pre-determined financial targets of adjusted EBITDA, organic growth and working capital which we consider to be confidential. The performance results against these targets may be adjusted for extraordinary events if deemed appropriate by our CEO and Compensation Committee. This adjustment can be either up or down. For example, adjustments are usually made for acquisitions and large divestitures. In addition, our CEO can recommend an adjustment, up or down, based on factors beyond the Company’s financial performance, for example, client experience, market share growth and workforce development. Taking such matters into account for 2016, no such adjustment was made. The Compensation Committee reviews the financial scoring and qualitative adjustments and approves the Annual Bonus Plan funding level.
In 2016, considering the combined targets previously set and the Company's performance based on the three performance metrics described above, Messrs. Sachdev, Khattri, Gliklich, Capps and Connolly received a payout of approximately 108% of their respective Annual Bonus Plan targets. As noted above, the Compensation Committee may apply negative discretion to reduce the individual element of the awards based on individual performance. For 2016, the Compensation Committee elected not to apply negative discretion with respect to the individual element as it felt the performance of each executive against his individual objectives met or exceeded expectations. Achievement of the targets under each of the three performance metrics requires superior performance by the Named Executive Officers. It has been and will continue to be the practice of the Compensation Committee and the CEO to set all of these targets at levels that will require each Named Executive Officer to expend considerable time and energy and apply exceptional skill and ingenuity to achieve the same.
The Annual Bonus Plan target and actual payments for 2016 are summarized below for each of the Named Executive Officers:

	Target Cash Bonus for 2016 ($)	(1)	Actual Bonus Award in 2016	Actual Bonus Earned as % of Target
Rakesh Sachdev	1,000,000		1,079,399	107.9
Sanjiv Khattri	550,000		593,670	107.9
John E. Capps	333,333	(2)	359,800	107.9
Benjamin Gliklich	450,000		485,730	107.9
John P. Connolly	71,875	(3)	77,776	108.2

(1)	2016 target level for a full year: 50% base salary for Mr. Connolly; 100% base salary for the other Named Executive Officers.

(2)
Reflect Mr. Capps' pro rated target cash bonus for 2016 based on a full year target level of $500,000. Mr. Capps' actual bonus award payout was calculated on this pro rata basis to reflect his appointment as General Counsel on May 31, 2016.

(3)
Reflect Mr. Connolly's pro rated target cash bonus for 2016 based on a full year target level of $172,500 as CAO. Mr. Connolly actual bonus award payout was calculated on this pro rata basis to reflect his appointment as CAO on September 13, 2016. Mr. Connolly was appointed CFO on March 16, 2017 and his target cash bonus was increased from 50% to 100%. See "-- Recent Compensation Highlights" below.

The target bonuses for each of Messrs. Sachdev and Khattri were established in their respective employments agreements at a minimum of 100% of their respective annual base salaries. Mr. Connolly's employment agreement provides for a minimum of 50% of his annual base salary. See "Employment Arrangements" below. The Annual Bonus Plan payments received by each Named Executive Officers in 2016 are included in the "Non-Equity Incentive Plan Compensation" column of the "2016 Summary Compensation Table" below.
Equity-Based Long-Term Incentives
The Company’s LTI Program is designed to align the financial interests of executives with those of stockholders by rewarding the achievement of pre-established financial metrics over multi-year performance periods, and therefore long-term stockholder value. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of equity based compensation), while maintaining other components of our compensation program at competitive levels, will incentivize and reward executives for sound business management, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate executives for improvement in shareholder value, all of which are essential to our ongoing success.
How Equity-Based Compensation is Determined
Annually, the Compensation Committee reviews our LTI Program to determine the metrics that should be used to encourage long-term success, the weightings that should be applied to such metrics and the annual and cumulative targets for such metrics. The Compensation Committee believes that commencing a new three-year cycle each year provides a regular opportunity to re-evaluate long-term metrics, aligns goals with the ongoing strategic planning process, and reflects our evolving business priorities and market factors. The Compensation Committee also annually sets a LTI Program target award for each Named Executive Officer, which reflects the total LTI Program target award a Named Executive Officer has the opportunity to receive at the end of the three-year cycle if the Company meets all its targets. To the extent that we meet the minimum financial goals or the maximum financial goals, the actual payout to the Named Executive Officer could be significantly less or more than the initial total LTI Program target award, with the recipient eligible to earn up to 250% of the number of PRSUs initially granted or as few as zero shares. LTI Awards are typically made in the first quarter of the fiscal year in connection with other annual compensation decisions. LTI Awards may also be given from time to time during the year in connection with hiring decisions and recognition of exemplary achievement, promotions or other compensation adjustments.
All LTI Awards consist of PRSU, RSU and SOP awards, as further described below. All LTI Awards are granted under the 2013 Plan, which was approved by the stockholders of the Company in June 2014. A maximum of 15,500,000 shares of common stock were authorized to be issued under the 2013 Plan. As of December 31, 2016, a total of 373,434 shares of common stock had been issued and 2,828,003 PRSUs, RSUs and SOPs were outstanding under the 2013 Plan.
Time-Based Restricted Stock Unit (RSU) Awards. The number of RSUs granted is typically determined by dividing 25% of the total LTI Award by the value of a share of our common stock on the grant date. RSUs awards represent shares of our common stock that are not issued to the award recipient until after the end of a certain restriction period in addition to the satisfaction of any other applicable conditions. Accordingly, holders of RSUs have no voting rights with respect to the RSUs they received. The RSUs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
The value of the grants is dependent upon continued service with the Company as well as stock price appreciation and thus enhances both retention and stockholder value creation. The number and grant date fair value of the RSU grants made in 2016 to each Named Executive Officer are listed in the Grants of Plan-Based Awards for 2016 in this Proxy Statement in the columns titled “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock and Option Awards.”
For information about the RSU awards granted by the Compensation Committee to the Named Executive Officers on February 21, 2017, see "Recent Compensation Highlights" below.
Performance-Based Restricted Stock Unit (PRSU) Awards. The number of PRSUs granted is typically determined by dividing 50% of the total LTI Award by the value of a share of our common stock on the grant date. The payout of shares of Platform common stock will range from 0% to 250% of the number of PRSUs awarded. For each metric, threshold, target and maximum performance goals are established, achievement of which results in payouts of 50%, 100% or 200% of target with proportional adjustment between these points. No payout occurs for performance below the threshold level.
PRSU metrics are defined below:

•
Return on invested capital ("ROIC") is defined as cash from operations less net capital expenditures, adjusted for after-tax interest expense and acquisition transaction costs, divided by a five-point average of the sum of book debt and book equity less cash.  ROIC may be adjusted for significant foreign exchange impacts at the discretion of the Compensation Committee.

•
TSR compares the results of investing in the Company's common stock versus the stock of other companies in the S&P MidCap 400. Share price is calculated at the beginning and end of the period based on a 30 calendar-day average up to each such date. TSR representing the threshold, target and stretch payout for that portion of the award attributable to TSR is as follows:

PRSU Payout Schedule
(based on S&P MidCap 400 TSR)
Performance Level	Percentile Rank	Payout %
Threshold	50th	100
Target	75th	200
Stretch	100th	300
The ROIC measure is expected to provide a balance between growth and asset efficiency measures consistent with our strategic goals while the relative TSR measure aligns executive compensation with stockholders in a manner that adjusts for equity market dynamics. The Compensation Committee believes this combination of metrics provides a balanced approach to executive compensation. PRSU vesting is calculated without management or Compensation Committee discretion, except in the event of large movements in foreign currency exposure in either direction. Any award earned will be delivered 100% in shares of our common stock, subject to applicable tax withholding.
Holders of PRSUs have no voting rights with respect to the PRSUs they receive. The PRSUs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform. The number and grant date fair value of the PRSU grants made in 2016 to each Named Executive Officer are listed in the "Target" column under "Estimated Future Payouts Under Equity Incentive Plan Awards" and "Grant Date Fair Value of Stock and Option Awards" of the Grants of Plan-Based Awards table below.
For information about the PRSU awards granted by the Compensation Committee to the Named Executive Officers on February 21, 2017, see "Recent Compensation Highlights" below.
Stock Options (SOP) Awards. The SOPs are typically granted at an exercise price equal to the fair market value of Platform's shares of common stock on the grant date. The number of SOPs granted is determined by dividing 25% of the total LTI Award by an estimated Black-Scholes value of the SOP.
SOP awards entitle the holder to purchase shares of our common stock during a specified period at a purchase price set by the Compensation Committee. The holder has no rights and privileges of a stockholder of the Company with respect to any shares purchasable or issuable upon the exercise of the SOP, in whole or in part, prior to the date on which the shares subject to the SOP are issued. In no event SOP holders are entitled to dividends or dividend equivalents. The SOP may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
The grant date fair value of SOPs which equals the expense related to the 2016 SOPs grants to the Named Executive Officers is listed in the “Option Awards” column of the 2016 Summary Compensation Table and the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards for 2016 table below.
For information about the SOP awards granted by the Compensation Committee to the Named Executive Officers on February 21, 2017, see "Recent Compensation Highlights" below.
2016 LTI Awards
In 2016, the awards granted under the LTI Program to our Named Executive Officers consisted of PRSU, RSU and SOP grants which represented 50%, 25% and 25%, respectively, of each Named Executive Officer's total LTI Program target award, except for Mr. Connolly for which RSU and PRSU grants represented 33% and 67%, respectively.

The table below shows the accounting value of the LTI Program opportunity for each Named Executive Officer in 2016:

	2016 LTI Target Awards ($)(1)

Rakesh Sachdev	3,000,000	(2)
Sanjiv Khattri	550,000
John E. Capps	500,000
Benjamin Gliklich	450,000
John P. Connolly	200,000	(3)

(1)
Reflects the executive's LTI Award targets on an annualized basis. Assumptions used in the calculation of the actual numbers of RSUs, PRSUs and SOPs are included in Note 6 in our financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report.

(2)	Does not reflect Mr. Sachdev's one-time special equity grant of $5,875,000 received in connection with this hiring as CEO on January 5, 2016. See "-- Special Long-Term Incentive Grants in 2016" below.

(3)
Does not reflect Mr. Connolly's one-time special equity grant of approximately $200,000 received in connection with his hiring as CAO on September 13, 2016. See "-- Special Long-Term Incentive Grants in 2016" below.

Based on these LTI target awards, the Compensation Committee granted the following LTI Awards to the Named Executive Officers (expressed as the target number of shares subject to such awards):

Name	Grant Date	RSUs(#)(2)	PRSUs(#)(2)	SOPs(#)
Rakesh Sachdev(1)	3/16/16	94,340	188,679	183,824	(3)
Sanjiv Khattri(1)	3/16/16	23,585	47,170	45,956	(3)
John E. Capps	5/31/16	13,130	26,260	25,615	(4)
Benjamin Gliklich	3/16/16	15,723	31,447	30,637	(3)
John Connolly(1)	8/22/16	9,845	19,988	—

(1)
Messrs. Sachdev's, Khattri's and Connolly's awards were granted pursuant to the terms and conditions of their respective employment agreements. See "Employment Arrangements" below. With respect to Messrs. Sachdev and Connolly, these numbers do not include the one-time special long-term incentive grants described below under "-- Special Long-Term Incentive Grants."

(2)
Each RSU will vest on March 15, 2019, subject to continuous service. Each may also, in certain circumstances, become immediately vested as of the date of a change in control of Platform. The PRSUs will be earned and vested over a three-year performance period upon Platform's achievement of a certain (i) ROIC as measured from January 1, 2016 to December 31, 2018, and (ii) relative TSR performance as measured from March 16, 2016 to March 15, 2019, in each case subject to continuous service as of each such date. For such purposes, TSR means the percentage change in the price of Platform's shares of common stock based on a thirty calendar-day average up to each such date. Each RSU and PRSU represents a contingent right to receive one share of our common stock.

(3)
These SOPs, which were granted at an exercise price of $7.95, expire in ten years and vest annually on a pro rata basis with 1/3 of the shares vesting on March 16 over three years, subject to continuous service as of each such date. The shares subject to the SOP may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.

(4)
These SOPs, which were granted at an exercise price of $9.52, expire in ten years and vest annually on a pro rata basis with 1/3 of the shares vesting on March 16 over three years, subject to continuous service as of each such date. The shares subject to the SOP may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.

These LTI Awards granted in 2016 to each Named Executive Officers are shown in the "Grants of Plan-Based Awards for 2016" table below.

Special Long-Term Incentive Grants in 2016
Rakesh Sachdev, CEO
In connection with his appointment as CEO on January 5, 2016, Mr. Sachdev was granted a one-time long-term equity award with a grant value of approximately $5,875,000 consisting of (i) 250,000 time-based RSUs vesting on December 31, 2018 and (ii) 250,000 performance-based PRSUs vesting upon the satisfaction of certain adjusted EBITDA targets set or to be set by the Compensation Committee, as measured from January 5, 2016 to December 31, 2018 (the "Performance Period"), in each case subject to Mr. Sachdev's continuous employment with Platform (as described below). Each RSU and PRSU represents a contingent right to receive one share of common stock of Platform. The RSUs and PRSUs may, in certain circumstances, become immediately vested as of the date of a termination of Mr. Sachdev's employment or a change in control of Platform. Any PRSUs that become earned, as a result of the satisfaction of the relevant performance criteria as of December 31, 2016 and December 31, 2017, shall become RSUs and will vest on December 31, 2018 if Mr. Sachdev remains in the continuous service of Platform through that date.
If Mr. Sachdev's continuous employment is terminated for any reason prior to the end of the Performance Period, then any and all RSUs and/or PRSUs will be forfeited immediately. However, if Mr. Sachdev's continuous employment with Platform is terminated (i) by Platform or its related entities due to Mr. Sachdev's death or disability (each, as defined in the grant agreement), (ii) by Platform without cause or (iii) by Mr. Sachdev for good reason (each, as defined in the grant agreement), then (A) the RSUs would immediately become fully vested as of the date of such termination, and (B) the PRSUs would vest on a pro rata basis by multiplying 250,000 by a fraction, (a) the numerator of which is the number of days elapsed from January 5, 2016 to the date of termination and (b) the denominator of which is 1,092.
John P. Connolly, CAO
In connection with his appointment as CAO on September 13, 2016, Mr. Connolly was granted an one-time long-term incentive award with a grant value of approximately $200,000 consisting of 23,866 additional RSUs, of which 17,900 vested on March 31, 2017 and 5,966 will vest on March 31, 2018, subject to continuous service. In connection with his appointment, Mr. Connolly was also offered a signing cash bonus equal to $50,000.
Benefits and Other Perquisites
We provide employees with a wide range of employee benefits that are designed to assist in attracting and retaining employees critical to our long-term success and to reflect the competitive practices of the companies included in our Peer Group. In addition to base salary, Annual Bonus Plan Awards and LTI Awards, we provided and continue to provide the following executive benefit programs to our Named Executive Officers, other executives and employees in general:
Employee Savings & 401(k) Plan. All of our domestic employees, including our Named Executive Officers, are eligible to participate in our tax-qualified Platform Specialty Products Employee Savings & 401(k) Plan (the “PSP 401(k) Plan”). Pursuant to the PSP 401(k) Plan, all employees may elect to contribute a portion of their current compensation to the PSP 401(k) Plan, in an amount up to the statutorily prescribed annual limit. The PSP 401(k) Plan provides the option for the Company to make match contributions, non-elective contribution or profit sharing contributions. Participants may also direct the investment of their PSP 401(k) Plan accounts into several investment alternatives, including the investment into shares of Platform's common stock. In 2016, the Company matched 50% of the first 6% of the employee's eligible deferral. In addition, a non-elective contribution of 3% of eligible compensation of 2016 was allocated to eligible participants who were credited with at least 1,000 hours of service in the year for which the contributions are made and employed by the Company on the last day of that plan year. There were no profit sharing contributions for 2016. Company matching and non-elective contributions allocated to each Named Executive Officer under the PSP 401(k) Plan are shown in the "All Other Compensation" column in the “2016 Summary Compensation Table” below.

Employee Stock Purchase Plan. The Platform Specialty Products Corporation 2014 Employee Stock Purchase Plan (the “ESPP”) was ratified by the Company’s stockholders at the 2014 annual meeting held on June 12, 2014. The purpose of the ESPP is to (i) provide eligible employees of Platform (or any subsidiary or affiliate that has been designated by the administrator to participate in the plan) a convenient method of becoming stockholders of Platform, (ii) encourage employees to work in the best interests of Platform’s stockholders, (iii) support recruitment and retention of qualified employees, and (iv) provide employees an advantageous means of accumulating long-term investments.  We believe that employees’ participation in the ownership of the business will be to the mutual benefit of both the employees and Platform. No Named Executive Officer is currently enrolled in the ESPP.
Other Perquisites. Other benefits, such as life insurance, paid time off, matching charitable gifts and tuition reimbursement, are intended to provide a stable array of support to our employees, and these core benefits are provided to all employees.

Other Compensation-Related Practices and Policies
Change in Control (CIC) Agreements
As described under “Executive Change in Control Agreements” below, we have entered into change in control agreements (the "CIC Agreements") with Messrs. Sachdev, Capps and Gilklich. In connection with his resignation as CFO, Mr. Khattri's CIC Agreement was terminated. The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control of the Company and separation from service from within a period from six (6) months prior to a change in control to two (2) years after the change in control.
In line with best practices, our CIC Agreements:

•	do not have a liberal definition of "change in control;"

•	do not provide termination payments or benefits without involuntary job loss or substantial diminution of duties;

•	do not provide termination cash payments in excess of 2.99 times base salary and annual cash target bonus; and

•	do not provide for tax gross-ups.
The Compensation Committee regularly reviews the form of CIC Agreement as well as the list of executives eligible for this agreement. We believe CIC Agreements serve the best interests of the Company and our stockholders by allowing our executives to exercise sound business judgment without fear of significant economic loss in the event they lose their employment with the Company as a result of a change in control. The Compensation Committee believes from its experience and as advised by Hay Group, its independent compensation consultant, that such arrangements are competitive, reasonable and necessary to attract and retain key executives. These CIC Agreements do not materially affect the Compensation Committee’s annual compensation determinations, as the terms of such agreements are triggered only after a change in control.
No Liberal Share Recycling
If an LTI Award is forfeited or if an SOP award expires prior to being exercised, the shares subject to that award will again become available for issuance under the 2013 Plan. However, it is our policy that shares of common stock that are tendered by a participant or withheld to pay the exercise price or withholding taxes in connection with the exercise or settlement of an SOP award do not become available for issuance as future awards under the 2013 Plan.

Clawback Policy
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires stock exchanges to adopt rules requiring listed companies to develop and implement a policy for recovery (i.e., clawback) of incentive-based compensation from executive officers in the event of the restatement of previously published financial statements resulting from a material accounting error, material non-compliance with financial reporting requirements or violations of U.S. securities laws.
In anticipation of the issuance of the final rules, each of our outstanding LTI Award agreements effectively allows awards to be subject to clawback provisions to be adopted by the Company in the future whereby the Company may (i) cause the cancellation of the LTI Awards, (ii) require reimbursement of any benefit conferred under the LTI Awards to the recipient or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2013 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law.
Once the SEC approves final rules, the Compensation Committee will consider adopting a clawback policy as necessary to ensure compliance with such regulations.
Equity Holding Policy
To ensure strong linkage between the interests of our management team and those of our stockholders, the Compensation Committee has adopted an equity holding policy. Under this policy, all officers of the Company, including the Named Executive Officers and certain other employees who receive LTI Awards, are required to meet certain equity holding requirements within five (5) years after the later of (i) March 17, 2015, or (ii) the date such person becomes an officer of the Company or such employee first receives a LTI Award. Holding requirements include:

•	CEO: five times base salary;

•	Other officers: two times base salary; and

•	Other management equity recipients: one time base salary.
Policy on Stock Trading and Hedging
Pursuant to Platform's Insider Trading Policy, executive officers and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company's securities. This prohibition includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered, securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and other hedging transactions designed to minimize an executive's risk inherent in owning our stock, such as zero-cost collars and forward-sale contracts. This policy is designed to ensure compliance with the Company’s Insider Trading Policy and all other applicable insider trading rules.
Use of Consultants and Other Advisors
The Compensation Committee retains an outside compensation and benefits consulting firm from time to time to respond directly to the Compensation Committee and its inquiries regarding management pay, compensation design and other related matters. The Compensation Committee may ask that management participate in these engagements. In recent years, the Company has engaged Hay Group, a global management consulting firm. In connection with the engagement of Hay Group in 2016, as discussed above, the Compensation Committee had directed Hay Group to work with members of management, including the Company's CFO and CHRO, to obtain information necessary for it to form its recommendations and evaluate management's recommendations. Hay Group also met with the Compensation Committee during the Compensation Committee’s regular meetings and in executive sessions where no members of management were present, and with the

Compensation Committee chair and other members of the Compensation Committee outside of the regular meetings. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm.
Accounting
Section 162(m) of the IRS Code generally disallows a federal income tax deduction to public corporations for compensation greater than $1.0 million paid for any fiscal year to the corporation’s five Named Executive Officers. Our Compensation Committee has adopted a policy that states, where reasonably practicable, that the Compensation Committee will seek to have the variable compensation paid to our Named Executive Officers qualify for an exemption from the deductibility limitations of Section 162(m) of the IRS Code. The Compensation Committee may, however, in its judgment, authorize compensation payments that do not consider the deductibility limit imposed by Section 162(m) of the Code when it believes, in its judgment, that such payments are appropriate to attract and retain executive talent.

Recent Compensation Highlights
2017 LTI Awards
In 2017, the awards granted under the LTI Program to our Named Executive Officers consisted of PRSU, RSU and SOP grants which represented 50%, 25% and 25%, respectively, of each Named Executive Officer's total LTI Award target, except for Mr. Connolly for which RSU and PRSU grants represented 33% and 67%, respectively.
The table below shows the accounting value of LTI Program opportunity for each Named Executive Officer in 2017:

	2017 LTI Award Target ($)(1)

Rakesh Sachdev	3,000,000
Sanjiv Khattri	750,000
John E. Capps	525,000
Benjamin Gliklich	525,000
John P. Connolly	250,000	(2)

(1)
Reflects the executive's LTI Award targets on an annualized basis. Assumptions used in the calculation of the actual numbers of RSUs, PRSUs and SOPs are included in Note 6 in our financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report.

(2)
Does not reflect Mr. Connolly's additional long-term incentive award with an aggregate grant date value of $150,000 received in connection with his appointment as CFO on March 16, 2017. See "-- John P. Connolly, CFO" above.

Based on these LTI target awards, on February 21, 2017, the Compensation Committee granted the following LTI Awards to the Named Executive Officers (expressed as the target number of shares subject to such awards) based on the value of a share of our common stock on the grant date (2/21/17 - $13.30):

	RSUs(#)	(1)	PRSUs(#)	(3)	SOPs(#)	(4)
Rakesh Sachdev	56,391		112,782		123,967
Sanjiv Khattri	14,098		28,196		30,992
John E. Capps	9,869		19,736		21,695
Benjamin Gliklich	9,869		19,736		21,695
John P. Connolly	6,203	(2)	12,594	(2)	—

(1)
Each RSU represents a contingent right to receive one share of our common stock and will vest on February 20, 2020, subject to continuous service. The RSUs may also, in certain circumstances, become immediately vested as of the date of a change in control of Platform.

(2)
Does not reflect the additional one-time long-term incentive award with an aggregate grant date value of $150,000 granted to Mr. Connolly on March 16, 2017 in connection with his appointment as CFO. See "-- John P. Connolly, CFO" below.

(3)
Each PRSU represents a contingent right to receive one share of our common stock. The PRSUs will be earned and vested over a three-year performance period upon Platform's achievement of a certain (i) ROIC as measured from January 1, 2017 to December 31, 2019, and (ii) relative TSR performance as measured from February 21, 2017 to February 20, 2020, in each case, subject to continuous service as of each such date. For such purposes, TSR means the percentage change in the price of Platform's shares of common stock based on a thirty calendar-day average up to each such date. The PRSUs may also, in certain circumstances, become immediately vested as of the date of a change in control of Platform.

(4)
The SOPs, which were granted at an exercise price of $13.30, expire in ten years and vest annually on a pro rata basis with 1/3 of the shares vesting on February 21 over three years, subject to continuous service as of each such date. The shares subject to the SOPs may, in certain circumstances, become immediately vested as of the date of a change in control of Platform.

John P. Connolly, CFO
In connection with Mr. Connolly's appointment as CFO on March 16, 2017, Platform has agreed to (i) increase his base salary from $345,000 to $415,000 per annum, less applicable taxes and withholdings, (ii) increase his annual performance bonus target from 50% to 100% of his base salary, subject to achievement of applicable performance metrics, and (iii) grant Mr. Connolly an additional one-time long-term incentive award with an aggregate grant date value of $150,000 consisting, based on our stock price on March 16, 2017, of (i) 7,713 PRSUs vesting upon the achievements of certain performance levels based on Platform's ROIC, as measured from January 1, 2017 to December 31, 2019, and relative TSR, as measured from March 16, 2017 to February 20, 2020 and (ii) 3,799 RSUs vesting on March 15, 2020, subject to continuous service. For such purposes, TSR means the percentage change in the price of Platform's shares of common stock based on a thirty calendar-day average up to each such date. The PRSUs may also, in certain circumstances, become immediately vested as of the date of a change in control of Platform.
Sanjiv Khattri, Former CFO
Mr. Khattri resigned as CFO of Platform on March 16, 2017. Platform and Mr. Khattri have agreed that Mr. Khattri would be provided with all the rights and benefits he would be entitled to receive as if the separation of his employment had been due to the termination by Platform without "cause." See "-- Employment Arrangements" and "-- Potential Payments Upon Termination or Change in Control" below.

Employment Arrangements
We have an employment agreement in place with Mr. Sachdev, CEO. Upon his appointment as CAO on September 13, 2016, we entered into a letter agreement with Mr. Connolly, which was subsequently amended in connection with his appointment as CFO on March 16, 2017. We also had an employment agreement with Mr. Khattri until his resignation as CFO on March 16, 2017. We have not entered into any employment agreements with either Mr. Capps, General Counsel, or Mr. Gliklich, EVP - Operations and Strategy.
Each of Messrs. Sachdev, Capps and Gliklich entered into a CIC Agreement with Platform which supersedes any change in control provisions included in any of their LTI Award agreements and governs the payments to be received by each of them upon a change in control (as defined in the change in control agreement). See "Executive Change in Control (CIC) Agreements" below. In connection with his resignation as CFO, Mr. Khattri's CIC Agreement was terminated.

The material terms of our existing employment arrangements with Messrs. Sachdev and Connolly are summarized below. For definition of "cause," "good reason," and "disability" and for more information about potential payments upon a termination of employment or a change in control, see "Potential Payments Upon Termination or Change in Control — Additional Information Regarding Potential Payments Upon Termination of Employment or Change in Control" below.
Rakesh Sachdev, CEO
Mr. Rakesh Sachdev currently receives an annual base salary of $1.0 million, and is eligible to receive (i) an annual target cash bonus opportunity of 100% of his annual base salary, and (ii) an annual long-term incentive compensation award targeted to achieve a value equal to $3.0 million; if, in each case, Platform achieves the target performance goals set by the Compensation Committee and Mr. Sachdev achieves his individual management business objectives for a particular fiscal year.
If Mr. Sachdev is involuntarily terminated by Platform without "cause" (as defined in the agreement) or if Mr. Sachdev terminates his employment for "good reason" (as defined in the agreement), then Mr. Sachdev would be entitled, subject to the terms and conditions of his employment agreement, to (i) all previously earned and accrued but unpaid annual base salary up to the date of such termination, (ii) a severance payment equal to 2 times his annual base salary, payable in equal installments over a 24-month period, and (iii) a pro rata bonus through the termination date to the extent Platform pays a bonus for that year; in each case less applicable taxes and withholdings.
If Platform terminates the employment of Mr. Sachdev due to his death or "disability" (as defined in the agreement) or for "cause" or if he voluntarily terminates his employment without "good reason," Mr. Sachdev would be entitled only to his accrued yet unpaid annual base salary through the termination date.
John P. Connolly, CFO
In his CAO role until March 16, 2017, Mr. Connolly received an annual base salary of $345,000, less applicable taxes and withholdings, and was eligible to receive (i) a year-end performance bonus target equal to 50% of his annual base salary, and (ii) an annual long-term incentive awards with a grant value of approximately $200,000 annually; if, in each case, Platform achieves the target performance goals set by the Compensation Committee and Mr. Connolly achieves his individual management business objectives for a particular fiscal year. In connection with his appointment as CAO, Mr. Connolly was also provided a signing bonus equal to $50,000, which was paid at the end of March 2017, as well as one-time long-term incentive awards with a grant value of approximately $200,000 in Platform's RSUs.
In connection with Mr. Connolly's appointment as CFO on March 16, 2017, Platform has agreed to (i) increase his base salary from $345,000 to $415,000 per annum, less applicable taxes and withholdings, (ii) increase his annual performance bonus target from 50% to 100% of his base salary, subject to achievement of applicable performance metrics, and (iii) grant Mr. Connolly an additional one-time long-term incentive award with an aggregate grant value of $150,000. See -- "Recent Compensation Highlights" above.
If Platform terminates Mr. Connolly's employment without "cause" (as defined in his letter agreement) or if Mr. Connolly terminates his employment for "good reason" (as defined in the agreement), then Mr. Connolly would be entitled to receive a severance pay equal to 100% of his annual base salary as of the termination date, less applicable taxes and withholdings, in 12 equal monthly installments following termination of his employment.

Sanjiv Khattri, former CFO
As CFO, Mr. Sanjiv Khattri received an annual base salary of $550,000, and was eligible to receive a year-end performance bonus target equal up to 100% of his annual base salary, if certain conditions were met, including, but not limited to, Mr. Kattri's continuous employment with Platform or an affiliate of Platform, the performance and results of Platform, and achievement of Mr. Khattri's specific performance targets developed and evaluated by the Compensation Committee.
On March 16, 2017, Mr. Khattri resigned as CFO of Platform. Platform and Mr. Khattri have agreed that Mr. Khattri would be provided with all the rights and benefits he would be entitled to receive in his Letter Agreement as if the separation of his employment had been due to the termination by Platform without "cause." As a result, Mr. Khattri is eligible to receive a lump sum cash payment in an amount equal to the sum of 200% of his annual base salary as of March 16, 2017, less applicable taxes and withholdings. See -- "Recent Compensation Highlights" above and "-- Potential Payments Upon Termination or Change in Control" below.
Other Named Executive Officers
The compensation of our other Named Executive Officers is approved by the Compensation Committee and is generally determined by the terms of various compensation plans in which they are participants and which are described more fully above in the Compensation Discussion and Analysis, the narrative following the Grants of Plan-Based Awards table and under "Potential Payments upon Termination or Change in Control" below.

Executive Change in Control (CIC) Agreements
The Company entered into CIC Agreements with Messrs. Sachdev, Capps and Gliklich. In connection with his resignation as CFO, Mr. Khattri's CIC Agreement was terminated. For the purposes of these CIC Agreements, a "change in control" occurs generally when (i) any person becomes the beneficial owner, directly or indirectly, of more than 30% of either (A) the then outstanding shares of common stock of Platform or (B) the combined voting power of Platform's voting securities; (ii) any person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities of the surviving entity following a reorganization, merger, share exchange or consolidation; or (iii) Platform is liquidated or sells all or substantially all of its assets; in each case subject to exceptions.
The CIC Agreements contain severance provisions subject to a double-trigger provision that requires both a change in control of the Company and separation from service of the executive. Pursuant to such provisions, if a change in control occurs and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason, in each case during the six months prior to or within two years following the change in control, the executive will be entitled to receive, subject to the signing of a general release of claims and compliance with restrictive covenants, a lump sum termination cash payment equal to 1, 2, or 2.99, as applicable, multiplied by the executive’s base salary plus target bonus as of the date of termination of the executive's employment or, if higher, the base salary and/or target bonus in effect immediately prior to the occurrence of the condition giving rise to good reason. The 2.99 multiple applies to Platform's CEO; the 2 multiple applies to Platform's other Named Executive Officers; and the 1 multiple applies to other employees as designated by the Compensation Committee. The CIC Agreements do not provide for any excise tax gross-up.

In connection with the termination payments described below under "Potential Payments upon Termination or Change in Control," the CIC Agreement requires that executives agree to protect the Company's confidential information which was acquired in connection with or as a result of the executive’s services for the Company and not to compete against the Company during his or her employment with the Company and for a certain period following termination of employment based on the executive's applicable multiple. Pursuant to the terms of the CIC Agreements, a breach by any executive of the non-disclosure or non-compete provisions would relieve the Company of its obligation to make, and/or require the executive to repay, certain termination payments.
Granting of any CIC Agreement requires advance approval of the Compensation Committee.

Indemnity Agreements
We have entered into Director and Officer Indemnification Agreements with each of our current directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Such Indemnification Agreements generally provide that Platform shall indemnify each director or officer to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer of Platform. The Indemnification Agreements also include rights to advancement of expenses and contribution.

Report of the Compensation Committee
The information contained in this Report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC under the Securities Act or the Exchange Act.

The Company's Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
E. Stanley O’Neal, Chairman
Nicolas Berggruen
Ryan Israel
April 14, 2017

2016 Summary Compensation Table
The following table sets forth the compensation for:

•	Rakesh Sachdev, our current CEO;

•	Sanjiv Khattri, our former CFO who served as CFO in 2016;

•	John E. Capps, General Counsel, and Benjamin Gliklich, our EVP - Operations and Strategy, who were serving as executive officers as of December 31, 2016; and

•	John P. Connolly, our current CFO who served as CAO in 2016.
As indicated previously, we refer to the executive officers included in the 2016 Summary Compensation Table as our "Named Executive Officers." A detailed description of the plans and programs under which our Named Executive Officers received the following compensation can be found in this Proxy Statement under the heading "Compensation Discussion and Analysis."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)

Rakesh Sachdev(1)	2016	989,745	—	8,932,870	794,120	1,079,399	—	16,890	11,813,024
CEO	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—

Sanjiv Khattri(2)	2016	550,000	—	765,097	198,530	593,670	—	16,980	2,124,277
Former CFO	2015	165,000	—	821,913	—	—	—	5,318	992,231
	2014	—	—	—	—	—	—	—	—

John E. Capps(3)	2016	293,590	—	485,810	123,208	359,800	—	14,830	1,277,238
General Counsel	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—

Benjamin Gliklich(4)	2016	450,000	—	510,062	132,352	485,730	—	16,980	1,595,124
EVP - Operations and Strategy	2015	331,250	—	213,223	—	—	—	16,980	561,453
	2014	—	—	—	—	—	—	—	—

John P. Connolly(5)	2016	125,615	50,000	562,899	—	77,776	—	1,223	817,513
CAO	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—

(1)
Mr. Sachdev was appointed CEO, effective January 5, 2016. For 2016, $5,875,000 of Mr. Sachdev's total compensation was due to a one-time special equity grant relating to his hiring. See "Compensation Discussion and Analysis - Special Long-Term Incentive Grants in 2016" above.

(2)	Mr. Khattri resigned as CFO on March 16, 2017. Mr. Connolly was appointed CFO on March 16, 2017.

(3)
Mr. Capps joined Platform as General Counsel on May 31, 2016. The amounts in the Salary and Non-Equity Incentive Plan Compensation columns represent prorated amounts based on his partial year of service.

(4)
Mr. Gliklich was appointed Executive Vice President - Operations and Strategy on April 4, 2016. Prior to this appointment, Mr. Gliklich was Chief Operating Officer from October 5, 2015 to April 4, 2016; President - Corporate Development, Finance and Investor Relations from January 8, 2015 to October 5, 2015; and Director of Corporate Development from May 2014 to January 8, 2015. Mr. Gliklich was not a Named Executive Officer in 2014.

(5)
Mr. Connolly joined Platform in August 2016 and was appointed as CAO on September 13, 2016. The amount in the Bonus column represent the signing cash bonus equal paid in March 2017 to Mr. Connolly in connection with his hiring, as further described above in "Compensation Discussion and Analysis - Compensation Setting Process - New Senior Executive Compensation." The amounts in the Salary and Non-Equity Incentive Plan Compensation columns represent prorated amounts based on his partial year of service. For 2016, $200,000 of Mr. Connolly's total compensation was due to one-time special equity grants relating to his hiring. See "Compensation Discussion and Analysis - Special Long-Term Incentive Grants in 2016" above. Mr. Connolly was appointed CFO on March 16, 2017.

(6)
The amounts in this column represent the aggregate grant date fair value of equity awards granted during each respective fiscal year, calculated in accordance with FASB ASC Topic 718. For details on and assumption used in calculating the grant date fair value of RSUs and PRSUs, see Note 6 to our audited financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report; Note 6 included in our annual report on Form 10-K filed with the SEC on March 11, 2016, and Note 6 to our audited financial statements for the fiscal year ended December 31, 2014, included in our annual report on Form 10-K filed with the SEC on March 30, 2015. The grant date fair value attributable to the 2016 LTI Awards pertains to the 100% target level of these awards if the performance conditions are satisfied and is based on the probable outcome of such conditions. The maximum grant date potential values for the 2016 PRSU awards for Messrs. Sachdev, Khattri, Gliklich, Capps and Connolly are $8,951,483, $1,510,383, $1,006,918, $959,015 and $690,776, respectively.

(7)
The amounts in this column reflect the aggregate grant date fair value of SOPs granted in 2016 under the 2013 Plan calculated in accordance with FASB ASC Topic 718. There were no SOPs granted in 2015 and 2014. For details on and assumption used in calculating these amounts, see Note 6 to our audited financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report.

(8)
The amounts reported in this column reflect annual incentive compensation awards earned under our Annual Bonus Plan earned in 2016, 2015 and 2014. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which the bonus was earned after finalization of our audited financial statements.

(9)	Details of the amounts set forth in this column related to 2015 are included in the 2015 All Other Compensation Table below:

2016 All Other Compensation Table

The following table contains a breakdown of compensation and benefits included under "All Other Compensation" in the 2016 Summary Compensation Table above: Company-paid life insurance premiums and Company contributions to the PSP 401(k) Plan, both of which are generally applicable to all employees:

Named Executive Officer	Company-Sponsored Life Insurance ($)	Company Contribution to PSP 401(k) Plan ($)(3)	Totals ($)
Rakesh Sachdev	990.00	15,900.00	16,890.00
Sanjiv Khattri	1,080.00	15,900.00	16,980.00
John E. Capps(1)	630.00	14,200.00	14,830.00
Benjamin Gliklich	1,080.00	15,900.00	16,980.00
John P. Connolly(2)	360.00	862.50	1,222.50

(1)	Mr. Capps was appointed General Counsel on May 31, 2016.

(2)	Mr. Connolly was appointed CAO on September 13, 2016.

(3)
These amounts represent the aggregate match and non-elective contributions made by the Company to each Named Executive Officer in 2016. Non-elective contributions of 3% of eligible compensation may be allocated to eligible participants who were credited with at least 1,000 hours of service in the year. For 2016, the Company contributed $7,950.00 as non-elective contribution of 3% to each Named Executive Officer, except to Mr. Connolly who did not yet qualify. Mr. Connolly was appointed as CAO in September 2016.

Grants of Plan-Based Awards in 2016
The following table set forth the Annual Bonus Plan awards and LTI Awards granted in 2016 to each of the Named Executive Officers. The aggregate grant date fair value of the RSU, PRSU and SOP awards are disclosed on a grant by grant basis in the table below. For more information about the Annual Bonus Plan and LTI Program, see "Compensation Discussion and Analysis - Annual Bonus Plan" and "Compensation Discussion and Analysis - Equity-Based Long-Term Incentives" above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)

	Grant Type	Grant Date	Threshold($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Rakesh Sachdev	Bonus	—	500,000	1,000,000	2,000,000	—	—	—	—	—	—	—
	PRSU	3/16/16	—	—	—	141,509	188,679	471,697	—	—	—	2,275,465
	RSU	3/16/16	—	—	—	—	—	—	94,340	—	—	784,909
	SOP	3/16/16	—	—	—	—	—	—	—	183,824	7.95	794,120
	RSU	1/5/16	—	—	—	—	—	—	250,000	—	—	2,962,500
	PRSU	1/5/16	—	—	—	125,000	250,000	250,000	—	—	—	2,909,997

Sanjiv Khattri	Bonus	—	275,000	550,000	1,100,000	—	—	—	—	—	—	—
	PRSU	3/16/16	—	—	—	35,378	47,170	117,925	—	—	—	568,870
	RSU	3/16/16	—	—	—	—	—	—	23,585	—	—	196,227
	SOP	3/16/16	—	—	—	—	—	—	—	45,956	7.95	198,530

John E. Capps(1)	Bonus	—	250,000	500,000	1,000,000	—	—	—	—	—	—	—
	PRSU	5/31/16	—	—	—	19,695	26,260	65,650	—	—	—	361,206
	RSU	5/31/16	—	—	—	—	—	—	13,130	—	—	124,604
	SOP	5/31/16	—	—	—	—	—	—	—	25,615	9.52	123,208

Benjamin Gliklich	Bonus	—	225,000	450,000	900,000	—	—	—	—	—	—	—
	PRSU	3/16/16	—	—	—	23,585	31,447	78,617	—	—	—	379,247
	RSU	3/16/16	—	—	—	—	—	—	15,723	—	—	130,815
	SOP	3/16/16	—	—	—	—	—	—	—	30,637	7.95	132,352

John P. Connolly(2)	Bonus	—	172,500	345,000	690,000	—	—	—	—	—	—	—
	PRSU	8/22/16	—	—	—	14,991	19,988	49,970	—	—	—	260,174
	RSU(II)	8/22/16	—	—	—	—	—	—	23,866	—	—	214,317
	RSU(I)	8/22/16	—	—	—	—	—	—	9,845	—	—	88,408

(1)	Mr. Capps was appointed General Counsel on May 31, 2016.

(2)	Mr. Connolly was appointed CAO on September 13, 2016.

(3)
Amounts shown represent the threshold, target and stretch payouts under the Annual Bonus Plan for 2016. Depending on the achievement of the relative performance level of each performance metric, an executive has the opportunity to earn from 0% to 200% of his Annual Bonus Plan target award for such metric. The actual payouts for 2016 can be found under "Compensation Discussion and Analysis - Annual Bonus Plan" and in the "Non-Equity Incentive Plan Compensation" column of the 2016 Summary Compensation Table above. Amounts do not take into consideration the impact of the Compensation Committee discretion. A full discussion of our Annual Bonus Plan is included in “Compensation Discussion and Analysis” above.

(4)
Amounts shown in the "Target" column are the number of PRSU awards granted in 2016 under the 2013 Plan to be paid in December 2018 or shortly thereafter for the 2016-2018 ROIC performance period. The threshold payout is 50% and the maximum payout is 250% of the target amount. For additional information about the 2016 PRSU awards, see "Compensation Discussion and Analysis - Equity-Based Long-Term Incentives" above.

(5)
All SOPs granted under the LTI Program vest at the rate of 33.3% per year, or immediately upon a change in control of Platform. SOP holders may also exercise the vested, unexercised portion of SOPs upon termination of employment by reason of death, disability or retirement. SOPs expire ten years from the date of grant. For additional information about the 2016 SOP awards, see "Compensation Discussion and Analysis - Equity-Based Long-Term Incentives" above.

(6)	Exercise price is the closing market price per share of common stock on the day prior to the grant date.

(7)
The amounts in this column represent the aggregate grant date fair value of LTI Awards granted to our Named Executive Officers, calculated in accordance with FASB ASC Topic 718. The grant date fair value of PRSU awards pertains to the 100% target portion of those awards that will be payable in shares of our common stock if the performance conditions are satisfied, and is based on the probable outcome of such conditions. For further details on and assumption used in calculating the grant date fair value of RSUs and PRSUs, see Note 6 to our audited financial statements for the fiscal year ended December 31, 2016 included in our 2016 Annual Report.

Outstanding Equity Awards at Fiscal Year End
The following table presents the number of vested and unexercised SOPs, the number of unvested and unexercised SOPs, the number and market value of unvested RSUs and the number and payout value of outstanding and unearned PRSUs held by each Named Executive Officers at December 31, 2016:

						Stock Awards(1)
		Option Awards(1)				Time-Based RSUs		Performance-Based RSUs
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Award: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Rakesh Sachdev	3/16/16	—	—	—	—	—	—	188,679	1,850,941
	3/16/16	—	—	—	—	94,340	925,475	—	—
	3/16/16	—	183,824	7.95	3/16/26	—	—	—	—
	1/5/16	—	—	—	—	250,000	2,452,500	—	—
	1/5/16	—	—	—	—	—	—	250,000	2,452,500

Sanjiv Khattri	3/16/16	—	—	—	—	—	—	47,170	462,738
	3/16/16	—	—	—	—	23,585	231,369	—	—
	3/16/16	—	45,956	7.95	3/16/26	—	—	—	—
	9/15/15	—	—	—	—	—	—	32,230	316,176

John E. Capps	5/31/16	—	—	—	—	—	—	26,260	257,611
	5/31/16	—	—	—	—	13,130	128,805	—	—
	5/31/16	—	25,615	9.52	3/16/26	—	—	—	—

Benjamin Giklich	3/16/16	—	—	—	—	—	—	31,447	308,495
	3/16/16	—	—	—	—	15,723	154,243	—	—
	3/16/16	—	30,637	7.95	3/16/26	—	—	—	—
	3/17/15	—	—	—	—	—	—	9,553	93,715
	6/12/14	—	—	—	—	—	—	50,000	490,500

John P. Connolly	8/22/16	—	—	—	—	—	—	19,988	196,082
	8/22/16(II)	—	—	—	—	23,866	234,125	—	—
	8/22/16(I)	—	—	—	—	9,845	96,579	—	—

(1)
PRSUs, RSUs and SOPs become exercisable or vested in accordance with the equity award vesting summary set forth below, subject to performance conditions (in the case of PRSUs) and accelerated vesting in certain circumstances described under “Other Compensation-Related Practices and Policies — Change in Control (CIC) Agreements” above.

(2)
This column reflects the payout value of the unvested outstanding time-based RSUs. The RSUs cliff vest three years from the grant date based on continuous service. The payout value is calculated based on a share price of $9.81 per share, the closing price of a share of common stock on December 30, 2016, the last trading day of 2016.

(3)
The payout of shares of Platform common stock will range from 0% to 250% of the number of PRSUs awarded depending on Platform's performance. See "Equity-Based Long-Term Incentives - Performance-Based Restricted Stock Unit (PRSU) Awards (50% of LTI Award)" and the "Grants of Plan-Based Awards at Fiscal Year End" table above.

(4)
This column reflects the payout value of the unvested outstanding PRSU awards based on achievement of a 100% payout level for the 2016-2018 performance period for each Named Executive Officer. Subject to attainment of the performance targets, the performance shares vest on the last day of the applicable performance period. The payout value is calculated based on a share price of $9.81 per share, the closing price of a share of common stock on December 30, 2016, the last trading day of 2016.

Equity award vesting summary for outstanding PRSUs, RSUs and SOPs as of December 31, 2016:

Equity Award Vesting Summary
PRSUs	Grant Date	Eligible for vesting on:
	8/22/2016	December 31, 2018 (ROIC) and March 15, 2019 (TSR)
	5/31/2016	December 31, 2018 (ROIC) and March 15, 2019 (TSR)
	3/16/2016	December 31, 2018 (ROIC) and March 15, 2019 (TSR)
	1/5/2016	December 31, 2018 (Adjusted EBITDA)
	9/15/2015	September 15, 2020
	3/17/2015	March 17, 2018
	6/12/2014	Filing date of Platform's annual report on Form 10-K for the year ended December 31, 2019
RSUs	Service Period	Fully vests on:
	8/22/2016(II)	March 31, 2017 and March 31, 2018
	8/22/2016(I)	August 22, 2019
	5/31/2016	March 15, 2019
	3/16/2016	March 15, 2019
	1/5/2016	December 31, 2018
SOPs	Grant Date	One-third vests on each of:
	5/31/2016	May 31, 2017; May 31, 2018 and May 31, 2019
	3/16/2016	March 16, 2017; March 16, 2018 and March 16, 2019
Option Exercises and Stock Vested During Fiscal Year 2016
The following table presents SOPs exercised by, and stock awards vested for, the Named Executive Officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rakesh Sachdev	—	—	—	—
Sanjiv Khattri	—	—	—	—
John E. Capps	—	—	—	—
Benjamin Gliklich	—	—	—	—
John P. Connolly	—	—	—	—

Potential Payments upon Termination or Change in Control
The Company entered into CIC Agreements with Messrs. Sachdev, Capps and Gliklich. In connection with his resignation as CFO, Mr. Khattri's CIC Agreement was terminated. The CIC Agreements supersedes any change in control provisions included in LTI Award agreements and governs the payments to be received by the Named Executive Officer upon a change in control (as defined in the CIC Agreements). See "Executive Change in Control (CIC) Agreements" above. We also have certain employment arrangements that require us to provide compensation to certain of our Named Executive Officers in the event of certain terminations of employment. See "Employment Arrangements" above. The amount of compensation payable to the Named Executive Officers in each situation is shown in the table below. In each case, the amounts assume that the termination of employment event occurred on December 31, 2016.
The description set forth below provides only estimates of the compensation and benefits that would be provided to the Named Executive Officers upon their termination of employment. In the event of an executive’s separation from the Company, any actual amounts would be determined based on the facts and circumstances in existence at that time. The amounts are in addition to benefits paid by insurance providers under life and disability insurance policies and benefits generally available to U.S. salaried employees, such as accrued vacation.
Mr. Khattri resigned as CFO on March 16, 2017. In connection with his resignation, Platform and Mr. Khattri have agreed that Mr. Khattri would be provided with all the rights and benefits he would be entitled to receive pursuant to his Letter Agreement as if the separation of his employment had been due to the termination by Platform without "cause." See "-- Recent Compensation Highlights," and "-- Employment Arrangements" above.
Unless stated otherwise, the value of unvested and accelerated RSUs, PRSUs and SOPs shown in the tables below have been determined by multiplying (i) the number of unvested RSUs, PRSUs and SOPs that would have been accelerated by (ii) $9.81, the closing price per share of our common stock on December 30, 2016, the last trading day of 2016. We do not have an employment agreement with either Mr. Gliklich or Mr. Capps; consequently, the amounts they would each receive upon termination of employment will be determined under our Annual Bonus Plan and the terms of their respective CIC Agreements and/or outstanding RSU, PRSU and SOP grants under the 2013 Plan, as applicable.

Potential Payments upon Termination or Change in Control(1)
	Termination Without Cause or for Good Reason				Termination Without Cause or for Good Reason Following a Change in Control(7)
Name	Salary ($)	Bonus ($)	LTI Awards Valuation ($)	Total ($)	Salary ($)	Bonus ($)	LTI Awards Valuation ($)(6)	Total ($)
Rakesh Sachdev(2)	2,000,000	1,000,000	—	3,000,000	2,990,000	2,990,000	9,484,729	15,564,729
Sanjiv Khattri (3)	1,100,000	—	—	1,100,000	1,100,000	1,100,000	1,461,111	3,661,111
John E. Capps (4)	—	—	—	—	1,000,000	1,000,000	637,699	2,637,699
Benjamin Gliklich(4)	—	—	—	—	900,000	900,000	1,347,502	3,147,502
John P. Connolly (5)	345,000	—	—	345,000	345,000	—	—	345,000

(1)
The total amounts set forth in this table do not include vested amounts or accumulated benefits through December 31, 2016, including vested or accumulated benefits under the Company-sponsored life insurance and PSP 401(k) Plan, as those amounts are set forth in the "2016 All Other Compensation" table above.

(2)
If Mr. Sachdev's employment is terminated by the Company without cause or if Mr. Sachdev terminates his employment for good reason, Mr. Sachdev would be entitled to receive a severance payment equal to two (2) times his annual base salary, and a pro rata target bonus through the termination date. If Platform terminates Mr. Sachdev's employment due to his death or disability or for cause or if he voluntarily terminates his employment without good reason, Mr. Sachdev would be entitled only to his accrued yet unpaid annual base salary through the termination date. See "Employment Arrangements - Rakesh Sachdev, CEO" above.

(3)
If Mr. Khattri's employment had been terminated by the Company without cause or if Mr. Khattri had terminated his employment for good reason, then Mr. Khattri would have been entitled to receive a severance amount equal to two (2) year's base salary as of the termination date. In connection with his resignation as CFO on March 16, 2017, Platform and Mr. Khattri agreed that Mr. Khattri would be provided with all the rights and benefits he would be entitled to receive as if the separation of his employment had been due to the termination by Platform without "cause." See -- "Recent Compensation Highlights" and "Employment Arrangements - Sanjiv Khattri, Former CFO" above.

(4)	We do not have an employment agreement with either Mr. Capps or Mr. Gliklich.

(5)
If Mr. Connolly's employment is terminated by the Company without cause or if Mr. Connolly terminates his employment for good reason, then Mr. Connolly would be entitled to receive a severance pay equal to 100% of his annual base salary as of the termination date. Mr. Connolly has no CIC Agreement.

(6)
This column includes the value of unvested LTI Awards that would become exercisable or vest upon termination. Such LTI Awards are shown in the "Outstanding Equity Awards at Fiscal Year End" table included above. The value for these LTI Awards was calculated using $9.81, the closing price per share of our common stock on December 30, 2016, the last trading day of 2016. The difference between the 2016 SOP exercise price and the $9.81 closing price on December 30, 2016 represents a spread of $1.86 per SOP for the 2016 SOP awards of Messrs. Sachdev, Khattri, Gliklich and Connolly, and $0.29 for the 2016 SOP award of Mr. Capps. For disclosure purposes only, we have assumed that 100% of any applicable target were achieved for all PRSUs as of December 31, 2016.

(7)
Under the applicable CIC Agreement, upon a change in control, each Named Executive Officer is entitled to receive a lump sum equal to his short- or long-term target cash bonus awards and the value of any stock rights. In addition, if a change in control occurs and the executive's employment is terminated by Platform without cause or by the Named Executive Officer for good reason, in each case during the 6 months prior to or within 2 years following the change in control, such executive would be entitled to receive a lump sum termination cash payment equal to 2 (or 2.99 in case of Mr. Sachdev) multiplied by his base salary plus target bonus as of the date of termination or, if higher, the base salary and/or target bonus in effect immediately prior to the occurrence of the condition giving rise to good reason. See "Executive Change in Control Agreements" above.

Additional Information Regarding Potential Payments Upon Termination of Employment or Change in Control
Rakesh Sachdev, CEO
For purposes of Mr. Sachdev's employment agreement:
"Termination for Cause" means (i) the willful and continuous failure to substantially perform the executive's duties with the Company (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) if such failure continues for 10 days after receipt of written notice from the Board, which specifically identifies the manner in which the Board believes that the executive has not substantially performed his duties, (ii) misconduct or gross negligence provided (A) the Board has determined that the resulting harm to the Company from the executive’s misconduct or gross negligence cannot be adequately remedied, or (B) the executive fails to correct any resulting harm to the Company within 10 days after a written demand for correction is delivered to executive by the Board, which identifies both the manner in which the Board believes that the executive has engaged in such misconduct or gross negligence, (iii) the executive’s conviction of or the entering of a plea of guilty or nolo contendere to the commission of a felony, or (iv) fraud, embezzlement, theft or dishonesty, which in each case is of a material nature against the Company, or a willful material violation of a policy or procedure of the Company, resulting, in any case, in material economic harm to the Company.
“Termination for Good Reason” means the occurrence of one or more of the following conditions without the consent of the executive: (i) a material diminution in the executive’s authority, duties, or responsibilities; (ii) any action or inaction that constitutes a material breach by the Company of the executive's employment agreement; or (iii) a material diminution in the executive’s base compensation.
In order for a termination of employment to be on account of “Good Reason,” the executive must provide the Company with a written notice within 90 days of the initial existence of a condition constituting Good Reason, must afford the Company 30 days in which to remedy the condition, and if no such cure has been effectuated, must terminate employment within 6 months of the initial existence of the identified condition constituting Good Reason.
“Termination Not For Good Reason” means any termination of employment by the executive other than Termination for Good Reason or a termination due to the executive's Disability or death.
“Termination Without Cause” means any termination of the executive’s employment by the Company other than a Termination for Cause or a termination due to the executive’s Disability.
“Disability” means the executive's inability, or failure, to perform the essential functions of his position, with or without reasonable accommodation, for any period of 6 months or more in any 12 month period, by reason of any medically determinable physical or mental impairment.
John P. Connolly, CFO
For purposes of Mr. Connolly's employment agreement entered into in connection with his appointment as CAO:
“Cause” means (i) the conviction of, or plead guilty or nolo contendere to, any crime constituting a felony or involving dishonesty or moral turpitude; (ii) any activity that amounts to negligence and that significantly affects the business affairs, or reputation of Platform or its subsidiaries or business units; (iii) willful failure to perform duties, or performance of duties in a grossly negligent manner, which failure or performance continues for 20 days after written notice from Platform; or (iv) violation of Platform’s policies, or the law, and such violation creates liability (actual or potential) for Platform or its subsidiaries or business units.
“Good Reason” means (i) a material diminution in position, duties and responsibilities, (ii) a removal by Platform from the position as Vice President, Corporate Controller and Chief Accounting Officer of Platform, (iii) a material reduction in Mr. Connolly's annual base pay, or (iv) a material breach by Platform of any other provision of Mr. Connolly's employment agreement; provided, that for any termination pursuant to (i) through (iv) above, Mr. Connolly shall provide Platform's Chief Financial Officer with 30 days prior written notice of such good reason termination specifying the exact details of such alleged material diminution, removal, reduction or breach, which notice must in any event be provided within 90 days after the occurrence of the event described in clause (i), (ii), (iii) or (iv) above, and Platform shall have 30 days from the date of its receipt of such notice to cure such breach or reverse or correct such material diminution, removal, reduction or breach.
Sanjiv Khattri, Former CFO
For purposes of Mr. Khattri's past employment agreement:
“Cause” meant (i) the conviction of, or plead guilty or nolo contendere to, any crime constituting a felony or a misdemeanor involving dishonesty or moral turpitude; (ii) any activity that amounts to gross negligence and that significantly affects the business affairs, or reputation of Platform or the executive's business unit; (iii) willful failure to perform duties, or performance of duties in a grossly negligent manner, which failure or performance continues for twenty (20) days after written notice from Platform; or (iv) violation of Platform’s standard policies, or the law, and such violation creates a significant liability (actual or potential) for Platform.
“Good Reason” meant (i) any reduction in Mr. Khattri's annual base pay below $550,000; (ii) any reduction in his annual target bonus below 100% of annual base pay; (iii) any material reduction of titles, duties, responsibilities and/or authority; (iv) a change in his reporting arrangement so that he no longer reports solely and directly to Platform’s chief executive officer; (v) unless the corporate office of Platform was relocated, an actual relocation of his principal office that is more than 30 miles from West Palm Beach, Florida; or (vi) the failure of an acquirer of Platform to assume Platform’s obligations under his employment agreement.
Post-Employment Payments
SOP Awards
To the extent not previously exercised or terminated as indicated below, SOP awards terminate immediately in the event of the liquidation or dissolution of the Company, or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the shares of common stock underlying such award are exchanged for or converted into securities issued by a successor or acquiring entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or its affiliate, assumes such SOP awards or substitutes an equivalent option or right pursuant to the 2013 Plan. The Compensation Committee may also, in its sole discretion and by written notice, cancel any SOP award (or portion thereof) that remains unexercised as of the date of a change in control (as defined in the 2013 Plan).

Termination Without Cause or Retirement
The participant may exercise the vested, unexercised portion of an SOP award at any time for 6 months after the date of termination in the case of termination of employment by us without cause. In the event of retirement, a participant may exercise the unexercised portion of an SOP award at any time during the 12 months following the date of retirement.
"Cause," as defined in the 2013 Plan, means (i) the failure by a participant to perform, in a reasonable manner, his or her duties with us, (ii) any violation or breach by a participant of his or her employment, consulting or other similar agreement with us, if any, (iii) any violation or breach by a participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with us, (iv) any act by a participant of dishonesty or bad faith with respect to us, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects a participant’s work performance, or (vi) the commission by a participant of any act, misdemeanor, or crime reflecting unfavorably upon the participant or us. The good faith determination by the Compensation Committee of whether a participant’s continuous service was terminated by the Company for “Cause” shall be final and binding for all purposes.
Termination Due to Death or Disability
If employment is terminated because of death or disability while in our employ, SOP awards granted under the 2013 Plan may be exercised by the participant or by his or her personal representative at any time during the 12-month period after the date of death or disability.
“Disability” means that the participant is permanently and totally disabled as provided in Section 422(c)(6) of the Code, which ascribes disability to a person when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
Termination for Cause or Voluntary Termination
If an employee is terminated by us for cause or voluntarily terminates employment with us for any reason other than retirement, disability or death, any unexercised portion of any SOP award granted to the employee will terminate with his or her termination of employment.
RSU Awards
If a recipient’s continuous service is terminated for any reason prior to the earlier of (a) the applicable RSU vesting date or (b) a change in control of the Company, then all RSUs previously granted to such recipient and not vested will be forfeited immediately upon such termination of continuous service without any payment to the recipient. If a recipient is employed by a subsidiary of the Company that ceases to be a wholly-owned subsidiary of the Company, such recipient's continuous service will be deemed terminated at the time such subsidiary ceases to be a wholly-owned subsidiary of the Company.

PRSU Awards
Except in the event of a change in control of the Company, if a participant’s employment with us terminates for any reason prior to the end of the applicable performance period, then all PRSUs previously granted to such recipient and not vested will be forfeited immediately upon such termination of continuous service without any payment to the recipient. If a recipient is employed by a subsidiary of the Company that ceases to be a wholly-owned subsidiary of the Company, such recipient's continuous service will be deemed terminated at the time such subsidiary ceases to be a wholly-owned subsidiary of the Company.
2016 Pension Benefits
Aside from our PSP 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.
2016 Non-Qualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plan or arrangements under which our Named Executive Officers are entitled to participate.
Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(4)
Equity Compensation Plans approved by security holders:
2013 Plan	2,828,003	(1)	$8.05	(3)	12,298,563
ESPP	_		_		4,987,255
Equity Compensation Plans not approved by security holders:	N/A		N/A		N/A
None	_		_		_
Other:
Stock Options (not approved by security holders)	175,000	(2)	$11.50		_

Total	3,003,003		$9.12		17,285,818

(1)
Includes: (i) 390,198 shares to be issued upon the exercise of outstanding SOPs granted under the 2016 LTI Program; (ii) 782,566 shares to be issued upon the vesting of outstanding RSUs granted since 2014; (iii) 1,821,907 shares to be issued upon the payout of outstanding PRSUs assuming target performance; and (iv) 1,619,976 shares reserved for incremental payouts on PRSUs assuming above target performance.

(2)
This amount corresponds to SOPs granted to former directors upon our inception. All of these options are fully vested and represent options to acquire shares of our common stock by October 31, 2018 at the discretion of the holder.

(3)	This value does not take into account any of the RSUs or PRSUs discussed in Note (1) above as they have no exercise price.

(4)	Includes shares available for issuance under our 2013 Plan. The Company has no other equity compensation plan with shares available for issuance.

For a description of the material features of the 2013 Plan and the ESPP, refer to Note 6 to our audited financial statements for the fiscal year ended December 31, 2016, included in our 2016 Annual Report.

V.    SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL BENEFICIAL OWNERS

Directors and Executive Officers
The following table sets forth the beneficial ownership of our common stock as of April 10, 2017, the Record Date, for each current director and nominee for director, each Named Executive Officer, and for all current directors and executive officers as a group. To our knowledge, except as otherwise indicated below, beneficial ownership includes sole voting and dispositive power with respect to all shares. The address of each person indicated below is c/o Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, United States.

Beneficial Owner	Company Position	Common Stock (#)		SOPs Exercisable or Preferred Stock Convertible as of the Record Date or Within 60 Days Thereof (#)(10)		Total Stock and Stock-Based Holdings (#)	Percent of Class (%)**
Rakesh Sachdev	CEO and Director	—		61,275		61,275	*
Sanjiv Khattri(1)	Former CFO	5,000		15,319		20,319	*
John E. Capps	GC	—		8,539		8,539	*
Benjamin Gliklich	EVP, Operations and Strategy	10,255		10,213		20,468	*
John P. Connolly(1)	CFO	11,282		—		11,282	*
Martin E. Franklin	Chairman	13,130,546	(2)	1,060,000	(3)	14,190,546	4.9
Ian G.H. Ashken	Director	182,880	(4)	—	(5)	182,880	*
Nicolas Berggruen	Director	—	(6)	—		—	—
Michael F. Goss	Director	211,497	(7)	—		211,497	*
Ryan Israel	Director	—	(8)	—		—	—
E. Stanley O’Neal	Director	289,098	(9)	—		289,098	*
All Directors and Executive Officers as a group (10 persons):	N/A	13,840,558		1,155,346		14,995,904	5.2
 *    Less than 1%
**     Based on 285,680,711 shares of common stock issued and outstanding as of April 10, 2017.

(1)	Mr. Khattri resigned as CFO on March 16, 2017. Mr. Connolly was appointed as CAO on September 13, 2016, and CFO on March 16, 2017.

(2)
This number includes (i) 2,437,449 shares of common stock held indirectly by Mr. Franklin through the Martin E. Franklin Revocable Trust, (ii) 243,110 shares of common stock held indirectly by Mr. Franklin through RSMA, LLC and (iii) 10,449,987 shares of common stock held directly by Mariposa. Mr. Franklin is the manager of

Mariposa and the managing member of RSMA, LLC. Mr. Franklin indirectly beneficially owns 61.32% of Mariposa, representing 6,407,932 shares of common stock.

(3)
Shares of our Series A Preferred Stock held directly by Mariposa that are convertible at any time at the option of the holder into the same number of shares of common stock. Mr. Franklin is the manager of Mariposa and the managing member of RSMA, LLC. Mr. Franklin indirectly beneficially owns 61.32% of Mariposa, representing 649,992 shares of our Series A Preferred Stock.

(4)
This number includes (i) 11,325 shares of common stock held indirectly by Mr. Ashken through his revocable trust and (ii) 171,555 shares of common stock held indirectly by Mr. Ashken through Tasburgh LLC. Does not include indirect interest held through Mariposa.

(5)	Does not include indirect interest in Series A Preferred Stock held through Mariposa.

(6)
Does not include an aggregate of 12,421,740 shares beneficially owned by Berggruen Holdings Ltd. ("BHL") consisting of (i) 11,528,740 shares of our common stock and (ii) 893,000 shares of our Series A Preferred Stock which are convertible at any time at the option of the holder into the same number of shares of our common stock. BHL and the Nicolas Berggruen Charitable Trust (the “NB Charitable Trust”) may be deemed to beneficially own and have shared power to vote, or to direct the vote, and shared power to dispose, or to direct the disposition of, such shares. Mr. Berggruen, who is one of the three directors of BHL, does not have any pecuniary or beneficial ownership of shares held by BHL. All of the shares of BHL are owned by the NB Charitable Trust. The trustee of the NB Charitable Trust is Maitland Trustees Limited, a British Virgin Islands corporation acting as an institutional trustee in the ordinary course of business without the purpose or effect of changing or influencing control of Platform.

(7)
Includes 116,259 shares of common stock held directly by Mr. Goss and 95,238 shares of common stock held by The Michael F Goss 2012 GST Non-Exempt Irrevocable Family Trust, Michael F Goss & R Bradford Malt Trustees U/Inst Dtd 9/27/2012 (the “Trust”). Mr. Goss is a trustee of the Trust and disclaims beneficial ownership.

(8)	Does not include any beneficial ownership reported by Pershing Square, PS Management GP, LLP or Mr. Ackman. No securities are beneficially owned by Mr. Israel.

(9)	Includes 50,314 shares of common stock held directly by Mr. O'Neal and 238,784 shares of common stock held indirectly by Mr. O'Neal through a GRAT.

(10)
This column includes (i) Series A Preferred Stock held directly by Mariposa which are convertible at any time at the option of the holder into the same number of shares of common stock, and (ii) shares underlying vested SOP grants, or portions thereof, held by our executive officers.

Principal Beneficial Owners
The following table sets forth information regarding each stockholders that, to the knowledge of the Company or based on information provided in each such stockholder's most recent SEC filings, beneficially owned more than 5% of the 285,680,711 shares of common stock issued and outstanding as of April 10, 2017. Percentages are calculated based upon such shares issued and outstanding as of April 10, 2017, plus shares which the beneficial owner has the right to acquire within 60 days. Except as otherwise indicated below, the Company believes each of the entities listed below has sole voting and dispositive power with respect to all the shares of common stock.

	Number of Shares		%
5% or Greater Stockholders

Bares Capital Management, Inc.(1)	17,253,915	(2)	6.0
Cevian Capital II GP Limited(3)	18,245,396	(4)	6.4
Pershing Square Funds(5)	40,451,506	(6)	14.1
The Vanguard Group, Inc.(7)	14,687,798	(8)	5.1
Wellington Management Company LLP(9)	30,373,438	(10)	10.6

 *    Less than 1%.

(1)	The business address of Bares Capital Management, Inc. is 12600 Hill Country Blvd, Suite R-230, Austin, Texas 78738.

(2)
Based on a Schedule 13G/A filed on February 14, 2017. Bares Capital Management, Inc. and Mr. Brian T. Bares have shared voting and dispositive power over 17,199,373 shares of common stock. Mr. Bares has sole voting and dispositive power over 54,542 shares of common stock. Mr. Bares is President of Bares Capital Management, Inc.

(3)	The address of Cevian Capital II GP Limited is 4 Bond Street, St Helier, Jersey, JE4 5QR, Channel Islands.

(4)	Based on a Schedule 13G filed on January 28, 2016.

(5)	The address of the Pershing Square Funds (as defined below) is 888 Seventh Avenue, 42nd Floor, New York, New York, 10019.

(6)
Based on a Schedule 13D/A filed by Pershing Square Capital Management, L.P. ("Pershing Square") on November 10, 2016. Pershing Square is the investment manager of Pershing Square, L.P., a Delaware limited partnership ("PS"), Pershing Square II, L.P., a Delaware limited partnership ("PS II"), Pershing Square International, Ltd., a Cayman Islands exempted company ("PS International"), and Pershing Square Holdings, Ltd., a limited liability company incorporated in Guernsey ("PSH" and together with PS, PS II and PS International, the "Pershing Square Funds"). Pershing Square, as the investment manager of the Pershing Square Funds, may be deemed to have the shared voting and dispositive power over 40,451,506 shares of common stock. As the general partner of Pershing Square, PS Management GP, LLC may be deemed to have shared voting and dispositive power over these shares of common stock. By virtue of Mr. William A. Ackman's positions as the chief executive officer of Pershing Square and managing member of PS Management GP, LLC, Mr. Ackman may be deemed to have the shared voting and dispositive power over these shares of common stock.

(7)	The address of the principal business office of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Based on a Schedule 13G filed on February 13, 2017. The Vanguard Group, Inc. has sole voting power over 122,153 shares of common stock; shared voting power over 19,185 shares; sole dispositive power over 14,557,797 shares and shared dispositive power over 130,001 shares.

(9)
The business address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210. The business address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(10)
Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 9, 2017. Wellington Management Company LLP is the investment adviser to Wellington Management Group LLP. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the shares indicated in the above table, all of which are held of record by Wellington Management Group LLP or a nominee on its behalf.

VI.	PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are asking our stockholders to provide advisory approval of the compensation of the Named Executive Officers as disclosed in the Compensation Discussion and Analysis, related compensation disclosure tables and narrative disclosures of this Proxy Statement pursuant to the compensation disclosure rules of the SEC. At our 2016 annual meeting of stockholders, over 92% of the shares present and voting approved the compensation of our 2015 named executive officers. In addition, at our 2016 annual meeting of stockholders, our stockholders voted in favor of holding future advisory votes to approve executive compensation annually. Our Board determined, as a result of such vote, that the Company would hold an advisory vote to approve executive compensation every year.
As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and rewarding the achievement of financial and operational performance metrics that build shareholder value. This balance is evidenced by the following:

•
Our Annual Bonus Plan rewards the achievement of our annual performance objectives by providing awards based on the attainment of (1) three financial performance metrics: adjusted EBITDA, organic sales growth, and working capital improvement; and (2) individual goals relating to leadership, planning and people development.

•
Our LTI Program incentivizes management to achieve longer-term corporate and stock price appreciation goals set by the Board by providing awards based on various financial performance and corporate performance metrics tied to each executive officer’s responsibilities.

•
Our LTI Program also incentivizes our executives to create value for our stockholders by providing equity-based compensation and encouraging direct investment by our executives, thereby aligning our executives' interests with those of our stockholders.

•
We require our Named Executive Officers to meet certain stock ownership guidelines under our equity holding policy to further promote alignment of our executives’ interests with those of our stockholders and to discourage excessive risk taking for short-term gains.

For additional information on the compensation program for our Named Executive Officers, including specific information about compensation in 2016, please see the information in this Proxy Statement under the heading “Compensation Discussion and Analysis,” along with the compensation tables and narrative descriptions that follow.
Accordingly, the Board of Directors recommends that the stockholders vote in favor of the following resolution:
"RESOLVED, that the stockholders of Platform approve, on a non-binding, advisory basis, the compensation of the Company's Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative discussions in this Proxy Statement."
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the Named Executive Officers, as described in this Proxy Statement. As an advisory vote, this proposal is not binding upon us, the Compensation Committee or the Board of Directors. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board of Directors, or to create or imply any additional fiduciary duties for the Company or the Board of Directors. However, the Compensation

Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
Vote Required
Because Proposal 2 seeks the input of stockholders, there is no minimum vote requirement. The Board will consider the resolution approving the compensation of our Named Executive Officers to have been approved if Proposal 2 receives more votes cast “For” than “Against." Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR”
ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

VIII.    PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2017 FISCAL YEAR
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to conduct the annual audit of the Company's financial statement and internal controls over financial reporting for the fiscal year ending December 31, 2017. PwC has served as our independent registered public accounting firm since 2013.
In the event our stockholders do not ratify the appointment of PwC, such appointment may be reconsidered by the Audit Committee. Ratification of the appointment of PwC to serve as our independent registered public accounting firm for the 2017 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of PwC for the 2017 fiscal year.
We expect a representative of PwC to attend the 2017 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires, and will also be available to respond to appropriate questions.

Fees Paid to PwC
The following table sets forth the aggregate fees billed by PwC to the Company for the audit of its annual financial statements for the fiscal years ended December 31, 2016 and 2015, and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal years 2016 and 2015, as well as out-of-pocket costs incurred in connection with these services.

Services Provided	2016	2015
	(in millions)
Audit Fees	$18.9	$17.7
Audit-Related Fees	0.0	0.9
Tax Fees	0.3	1.0
All Other Fees	0.1	0.0
Total	$19.3	$19.7

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.
Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence, accounting consultations in connection with acquisitions and attest services that are not required by statute or regulation.
Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees for professional services related to international tax compliance, assistance with tax audits, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.
All Other Fees: Consist of fees for all other services other than those reported above. The Audit Committee has concluded that the provision of non-audit services listed above by PwC is compatible with maintaining such auditors’ independence.

Pre-Approval Policies and Procedures for Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all auditing services and permitted non-audit services to be performed by the Company's independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. Either the Chairman of the Audit Committee acting alone or the other two members acting jointly may grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee or the Board of Directors at its next scheduled meeting.
All work performed by the Company’s independent registered public accounting firms as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees was approved or pre-approved by the Audit Committee in accordance with the policies and procedures set forth above.

Report of the Audit Committee
The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. The Company’s management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal control over financial reporting and expressing an opinion on management's assessment thereof. In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s financial statements and the assessment of the Company’s internal control over financial reporting.
The Audit Committee has discussed with PricewaterhouseCoopers LLP, their independent registered accounting firm, the matters required to be discussed by PCAOB Auditing Standards No. 1301 and has reviewed and discussed PricewaterhouseCoopers LLP’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee also has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.
The Audit Committee meets with the CFO and representatives of PricewaterhouseCoopers LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting and compliance programs.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.
See “II. CORPORATE GOVERNANCE - Board Committees” for information on the Audit Committee’s meetings in 2016.
The Audit Committee
Michael F. Goss
Ian G.H. Ashken
Ryan Israel
April 14, 2017

Vote Required
Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast. This means that if PricewaterhouseCoopers LLP receives a greater number of votes "For" its 2017 selection than votes "Against," such selection will be ratified. If the selection of PwC is not ratified, the Audit Committee may reconsider the selection of independent auditors.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

IX.    OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the 2017 Annual Meeting other than as set forth in the Notice of Annual Meeting of Stockholders, included in this Proxy Statement. If any other matters properly come before the 2017 Annual Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the best judgment of the persons named in the proxy.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons who own more than 10% of the Company’s capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely upon reports and representations submitted by our directors, executive officers and any holders of more than 10% of our capital stock, we believe that all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2016 fiscal year were timely filed with the SEC and the NYSE.

Proposals by Stockholders
Stockholder Proposals for Inclusion in the 2018 Proxy Statement
In order to submit stockholder proposals to be considered for inclusion in the Company’s proxy statement for our 2018 annual meeting of stockholders pursuant to SEC Rule 14a-8, the proposal must be received by Platform’s Secretary at 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401, United States, no later than December 15, 2017. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2018 Annual Meeting of Stockholders
Our Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations (each, a "Nomination") and other stockholder proposals (each, a "Stockholder Proposal") that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before our 2018 annual meeting of stockholders, a notice of Nomination or Stockholder Proposal must be delivered to Platform’s Secretary at the West Palm Beach address indicated above, not less than 90 or more than 120 days prior to the first anniversary of the date of the 2017 Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to our Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than February 5, 2018, and no later than March 7, 2018.
The notice must describe various matters regarding (i) the individual subject to the Nomination, including but not limited to, the name, address, occupation and the number of shares held by such nominee, (ii) the Stockholder Proposal, including, but not limited to, the reasons for such proposal, and (iii) information about the stockholder giving notice and the beneficial owner, if any, on whose behalf the Nomination or the Stockholder Proposal is made.
All Nominations and Stockholder Proposals must comply with the requirements as set forth in our Amended and Restated By-Laws, a copy of which may be obtained at no cost from Platform’s Secretary. The chairman of any annual meeting may refuse to allow any Nomination or Stockholder Proposal not made in compliance with the procedures included in our Amended and Restated By-Laws.

List of Stockholders Entitled to Vote at the 2017 Annual Meeting
The names of stockholders of record entitled to vote at the 2017 Annual Meeting will be available at the Company’s principal office in West Palm Beach, Florida, for a period of ten days prior to the 2017 Annual Meeting and continuing through the 2017 Annual Meeting.

Expenses Relating to this Proxy Solicitation
This proxy solicitation is being made by Platform and Platform will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by telephone, personal call or electronic transmission without extra compensation for that activity. We also expect to reimburse our transfer agent, Broadridge, banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock and obtaining the proxies of those owners.

Communication with Platform’s Board of Directors
Any stockholder or other interested party who wishes to contact any member of the Board of Directors (or our Board of Directors as a group) may do so in writing to the following address:
Secretary
Platform Specialty Products Corporation
1450 Centrepark Boulevard, Suite 210
West Palm Beach, Florida 33401
United States

All communications received will be opened for the sole purpose of determining whether the contents are a message to the directors. Any communications not in the nature of advertising or promotions of a product or service will be promptly forwarded to the appropriate party.

2016 Annual Report, Form 10-K and Available Information
We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of this Proxy Statement, our 2016 Annual Report and our annual report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, including the financial statements and the schedule thereto. Stockholders should direct their requests to our Investor Relations department at Platform Specialty Products Corporation, 1450 Centrepark Boulevard, Suite 210, West Palm Beach, Florida 33401.
Our annual report on Form 10-K for the fiscal year ended December 31, 2016 is also available, free of charge, through the Investor Relations – Financials & Filings section of our website at www.platformspecialtyproducts.com. A copy of any exhibit to our annual report on Form 10-K will be forwarded following receipt of a written request with respect thereto sent to our Investor Relations department at the West Palm Beach address indicated above.
In addition, copies of the charters of each of the Audit Committee, Compensation Committee and Nominating and Policies Committee, together with certain other corporate governance materials, including our Ethics Policy and Code of Ethics can be found under the Investor Relations – Corporate Governance section of our website at www.platformspecialtyproducts.com. Such information is also available in print to any stockholder following receipt of a written request with respect thereto sent to our Investor Relations department at the West Palm Beach address indicated above.

PLATFORM SPECIALTY PRODUCTS CORPORATION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR all nominees listed below:

1. Election of Directors

Nominees	For	Against	Abstain
01 Martin E. Franklin	☐	☐	☐
02 Rakesh Sachdev	☐	☐	☐
03 Ian G.H Ashken	☐	☐	☐
04 Nicolas Berggruen	☐	☐	☐
05 Michael F. Goss	☐	☐	☐
06 Ryan Israel	☐	☐	☐
07 E. Stanley O'Neal	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2. and 3.:

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000327839_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting: The Notice & Proxy Statement, 2016 Annual Report is/are available at www.proxyvote.com .

PLATFORM SPECIALTY PRODUCTS CORPORATION
Annual Meeting of Stockholders
June 5, 2017 11:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rakesh Sachdev and John E. Capps, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Platform Specialty Products Corporation that the stockholder(s) is/are entitled to vote at the 2017 Annual Meeting to be held at 11:00 AM (EST) on June 5, 2017, at the Hilton Bentley Miami/South Beach located at 101 Ocean Drive, Miami Beach, Florida, 33139, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the 2017 Annual Meeting, or any adjournment or postponement thereof.

0000327839_2 R1.0.1.15

Continued and to be signed on reverse side